EXHIBIT 1.1

EXECUTION VERSION

HANESBRANDS FINANCE LUXEMBOURG S.C.A.

€500,000,000 3.5% Senior Notes due 2024

Purchase Agreement

May 19, 2016

Barclays Bank PLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o	Barclays Bank PLC

5 The North Colonnade

Canary Wharf

E14 4BB, London

Attention: Debt Syndicate

Tel: +44 20 7623 2323

Ladies and Gentlemen:

Hanesbrands Finance Luxembourg S.C.A., a société en commandite par actions (corporate partnership limited by shares) organized under the laws of Luxembourg whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is currently in the process of being registered with the Luxembourg Trade and Companies’ Register (the “Company”), and indirect wholly owned subsidiary of Hanesbrands Inc., a Maryland corporation (the “Parent”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), €500,000,000 principal amount of its 3.5% Senior Notes due 2024 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of June 3, 2016 (the “Indenture”), among the Company, the Parent, as parent guarantor, the other guarantors listed in Schedule 2 hereto (together with the Parent, the “Guarantors”) and U.S. Bank Trustees Limited, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated May 17, 2016 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors and the Securities. Copies of the

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Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Company intends to use the proceeds of the offering of the Securities, together with cash on hand, to finance the acquisition of Champion Europe S.p.A. and Pacific Brands Limited and pay related fees and expenses as described under “Use of Proceeds” in the Time of Sale Information.

The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.

(a) On the basis of the representations, warranties and agreements set forth herein, the Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.5% of the principal amount thereof plus accrued interest, if any, from June 3, 2016 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) Each of the Company and the Parent understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

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(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and the Parent and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(i), counsel for the Company and the Parent and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraphs (a) and (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company and the Parent acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(e) The Company and the Parent acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the

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transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on June 3, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative, for the account of the Initial Purchasers, through the common depositary to the Company against delivery of (i) the Securities to be offered and sold by the Initial Purchasers in reliance on Regulation S in the form of one or more global securities in registered form without interest coupons attached (the “Regulation S Global Note”); and (ii) the Securities to be offered and sold by the Initial Purchasers in reliance on Rule 144A in the form of one global security in registered form without interest coupons attached (the “Rule 144A Global Note”, and together with the Regulation S Global Note, the “Global Notes”), each of which will be issued by the Company, authenticated by the Trustee in accordance with the Indenture and made available through the facilities of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). The Global Notes will include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Time of Sale Information and the Offering Memorandum. In certain limited circumstances provided for in the Indenture, the Company will issue definitive registered notes (the “Definitive Registered Notes”) in exchange for all or part of the Global Notes. References in this Agreement to the Securities or the Guarantees shall, unless the context otherwise requires, include the Global Notes and any Definitive Registered Notes. References to the Global Notes shall include the Guarantees thereof.

3. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not,

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the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Company and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) [Reserved.]

(d) Financial Statements. The financial statements and the related notes thereto of the Parent and its consolidated subsidiaries included in each of the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Parent and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally

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accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included in each of the Time of Sale Information and the Offering Memorandum present fairly the information required to be stated therein; and the other financial information included each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Parent and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included in each of the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e) No Material Adverse Change. Since the date of the most recent financial statements of the Parent included in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the capital stock (except as a result of exercises of outstanding stock options, vesting of restricted stock units and transactions pursuant to the Parent’s employee stock purchase plan) or long-term debt of the Parent or any of its subsidiaries (except for ordinary course borrowings under the revolving credit facility contained in the Parent’s senior secured credit facility (the “Senior Secured Credit Facility”) and the accounts receivable credit facility (the “Accounts Receivable Facility”), or any dividend or distribution of any kind declared (other than quarterly dividends made in the ordinary course of business), set aside for payment, paid or made by the Parent on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Parent and its subsidiaries taken as a whole; (ii) neither the Parent nor any of its subsidiaries has entered into any transaction or agreement that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole other than transactions or agreements related to the acquisition of Pacific Brands Limited; and (iii) neither the Parent nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum (including, for the avoidance of doubt, the Parent’s 4.625% Senior Notes due 2024 and 4.875% Senior Notes due 2026).

(f) Organization and Good Standing. The Parent and each of its subsidiaries have been duly incorporated or organized and are validly existing and in good standing (to the extent applicable in a jurisdiction) under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their

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respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing (as applicable) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position, results of operations or prospects of the Parent and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees, respectively (a “Material Adverse Effect”). As of the date of this Agreement, the Parent does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Parent’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 other than HBI Australia Acquisition Co. Pty Limited, HBI Australia Holding Co. Pty Ltd., HBI Holdings Lux S.à r.l., the Company and Hanesbrands GP Luxembourg S.à r.l., which were each formed after such date.

(g) Capitalization. The Parent has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and shares held by other persons to satisfy applicable legal requirements, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and are owned directly or indirectly by the Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than liens, encumbrances or other restrictions pursuant to the Senior Secured Credit Facility, the Accounts Receivable Facility, or any lien, encumbrance or other restrictions with respect to any foreign subsidiary which would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”), in each case, to the extent a party thereto, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i) The Indenture. The Indenture has been, or prior to the Closing Date will be, duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, fraudulent conveyance,

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insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or by general equitable principles relating to enforceability, including for the avoidance of doubt the limitations and considerations summarized in the Offering Memorandum under the heading “Certain Insolvency Considerations and Limitations on the Validity and Enforceability of the Guarantees” (collectively, the “Enforceability Exceptions”).

(j) The Securities and the Guarantees. The Securities have been, or prior to Closing will be, duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(l) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum (to the extent described therein).

(m) No Violation or Default. Neither the Parent nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar constitutional or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject; or (iii) to the Company’s and each Guarantor’s knowledge, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof and the

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consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar constitutional or organizational documents of the Parent or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or by the rules and regulations of the Euro MTF market of the Luxembourg Stock Exchange.

(p) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Parent or any of its subsidiaries is or may be a party or to which any property of the Parent or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Parent, contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in each of the Time of Sale Information and the Offering Memorandum that are not so described in each of the Time of Sale Information and the Offering Memorandum.

(q) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Parent and its subsidiaries, is an independent registered public accounting firm with respect to the Parent and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

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(r) Real and Personal Property. The Parent and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Parent and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Parent and its subsidiaries, (ii) exist pursuant to the Senior Secured Credit Facility or the Accounts Receivable Facility; or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Intellectual Property. The Parent and its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, trade secrets, trademark registrations, service mark registrations, copyrights, licenses and know-how necessary for or used in the conduct of their respective businesses; and the conduct of their respective businesses will not conflict with any such rights of others, except those that (i) exist pursuant to the Senior Secured Credit Facility or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others and, to the Parent’s knowledge, the Parent’s or its subsidiaries’ intellectual property rights are not being infringed by third parties.

(t) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Parent or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Parent or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Time of Sale Information and the Offering Memorandum and that is not so described.

(u) Investment Company Act. Neither the Company nor any of the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v) Taxes. Except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, the Parent and its subsidiaries have paid all federal, state, local and foreign taxes (except for any such taxes that are currently being contested in good faith and with respect to which adequate reserves have been established in accordance with U.S. generally accepted accounting principles) and filed all tax returns required to be paid or filed through the date hereof, except in any case in which the failure so to pay such taxes or

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file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Parent or any of its subsidiaries or any of their respective properties or assets.

(w) Licenses and Permits. The Parent and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (any such license, certificate, permit or authorization, a “Material License”); and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Parent nor any of its subsidiaries has received notice of any revocation or modification of any Material License or has any reason to believe that any Material License will not be renewed in the ordinary course.

(x) No Labor Disputes. No labor disturbance by or dispute with employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Parent’s or the Parent’s subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Compliance With Environmental Laws. (i) The Parent and its subsidiaries (x) are, and were during the applicable statute of limitations, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted; and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice that would with respect to clause (x), (y), or (z), individually or in the aggregate, be reasonably be expected to have a Material Adverse Effect, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Parent or its

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subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, written notice or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Parent or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary government sanctions of $100,000 or more will be imposed, (y) the Parent and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Parent and its subsidiaries, and (z) none of the Parent and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(z) Compliance with ERISA. Except as described in each of the Time of Sale Information and Offering Memorandum or as would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Parent or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption or transactions that have previously been corrected in accordance with applicable correction procedures; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) to the best knowledge of the Parent, no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred for which notice to the PBGC either has been waived or has been provided; and (v) neither the Parent nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default or pursuant to the agreement with the PBGC dated September 8, 2009) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

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(aa) Disclosure Controls. The Parent and its subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure. The Parent and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls. The Parent and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Parent’s internal controls, on a consolidated basis.

(cc) Insurance. The Parent and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Parent and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Parent or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

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(dd) No Unlawful Payments. Neither the Parent nor any of its subsidiaries, nor any director or officer of the Parent or any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any employee, agent, affiliate or other person associated with or acting on behalf of the Parent or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Parent and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Money Laundering Laws. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance in all respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Parent or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(ff) No Conflicts with Sanctions Laws. Neither the Parent nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company or any of the Guarantors, any employee, agent, affiliate or other person associated with or acting on behalf of the Parent or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the

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Parent or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Parent and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg) Solvency. On and immediately after the Closing Date, the Company and the Guarantors on a consolidated basis (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, (A) with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Parent is not less than the total amount required to pay the liabilities of the Parent on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Parent is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Parent is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Parent is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Parent is engaged; and (v) the Parent is not a defendant in any civil action that would result in a judgment that the Parent is or would become unable to satisfy; and (B) with respect to a particular date and any Guarantor incorporated in Ireland, it is not unable to pay its debts within the meaning of the Companies Act of 2014 (as amended) of Ireland (the “2014 Act”).

(hh) No Restrictions on Subsidiaries. Subject to any applicable law, no subsidiary of the Parent is currently prohibited, directly or indirectly from paying any dividends to the Parent, from making any other distribution on such subsidiary’s capital stock, from repaying to the Parent any loans or advances to such subsidiary from the Parent or from transferring any of such subsidiary’s properties or assets to the Parent or any other subsidiary of the Parent except for any such restrictions that will be permitted by the Indenture.

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(ii) No Broker’s Fees. Neither the Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Parent or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(kk) No Integration. Neither the Parent nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ll) No General Solicitation or Directed Selling Efforts. None of the Parent or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(mm) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(nn) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

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(oo) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Statistical and Market Data. Nothing has come to the attention of the Company or any of the Guarantors that has caused the Company or any of the Guarantors to believe that the industry statistical and market-related data included in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(rr) Sarbanes-Oxley Act. There is and has been no failure on the part of the Parent or any of the Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) Champion Europe SPA and Pacific Brands Limited Acquisitions. No historical or pro forma financial statements of Champion Europe SPA are or will be required to be filed by the Parent with the Commission with respect to the acquisition thereof by the Parent. To the Parent’s knowledge, no historical or pro forma financial statements of Pacific Brands Limited are or will be required to be filed by the Parent with the Commission with respect to the acquisition thereof by the Parent.

(tt) [Reserved]

(uu) U.S. Jurisdiction. The Company and each Guarantor not located in the United States has the power to submit, and pursuant to this Agreement and each other Transaction Document governed by New York law, as applicable, has submitted, or at the Closing Date will have submitted, legally, validly, effectively and irrevocably, to the jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, New York; and the Company and each Guarantor has the power to designate, appoint and empower, and pursuant to this Agreement and each other Transaction Document governed by New York law, as applicable, has, or at the Closing Date will have, designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement and each such Transaction Document, as applicable, in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, as provided herein and in such Transaction Documents.

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(vv) No Immunity. None of the Parent or any of its subsidiaries or their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated or organized or in which any of its property or assets are held.

(ww) Compliance with FSMA. None of the Parent or any of its subsidiaries has distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will distribute any material in connection with the offering of the Securities other than the Time of Sale Information or the Offering Memorandum or other materials, if any, permitted by the Securities Act and the UK Financial Services and Markets Act 2000 (“FSMA”), or regulations promulgated pursuant to the Securities Act or FSMA, and approved by the parties to this Agreement.

(xx) No Withholding Tax. All payments to be made by the Company or the Guarantors under this Agreement and, except as disclosed in each of the Time of Sale Information and the Offering Memorandum, all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Securities or the Guarantee may, under the current laws and regulations of the British Virgin Islands, the Cayman Islands, France, Hong Kong, Ireland, Luxembourg, the Netherlands or Spain or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which any of the Company or the Guarantors, as the case may be, is organized, incorporated or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”), be paid in euros or U.S. dollars, as applicable, in each case that may be converted into another currency and freely transferred out of the Relevant Taxing Jurisdiction and all such payments will not be subject to withholding or other taxes under the current laws and regulations of any Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other tax, withholding or deduction in any Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in any Relevant Taxing Jurisdiction.

(yy) Stamp Duty. No stamp, issuance, transfer or other similar taxes or duties, including any related interest and penalties, are payable by or on behalf of any Initial Purchaser in any Relevant Taxing Jurisdiction in connection with (i) the creation, issue or delivery by the Company of the Securities, (ii) the creation, issue or delivery by the Guarantors of their Guarantees, (iii) the initial purchase by the Initial Purchasers of the Securities in the manner contemplated by this Agreement, (iv) the initial resale and delivery by the Initial Purchasers of the Securities as contemplated by this Agreement or (v) the execution and delivery of this Agreement and the other Transaction Documents.

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4. Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company and the Parent will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c) Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

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(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year other than in connection with financing transactions related to the Parent’s acquisition of (i) Champion Europe S.p.A. and (ii) Pacific Brands Limited.

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(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) Euroclear and Clearstream. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through Euroclear and Clearstream, as applicable, and to maintain such eligibility (or, in the event that Euroclear or Clearstream no longer perform such procedures, to assist in arranging and maintaining such eligibility on a similar clearing and settlement system) for so long as the Securities remain outstanding.

(l) No Resales by the Company. During the one year period after the date of this Agreement, the Parent will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Parent or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Parent nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act, or in a transaction outside of the United States in accordance with Regulation S.

(n) No General Solicitation or Directed Selling Efforts. None of the Parent or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither the Company nor any of the Guarantors will (i) take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or

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(ii) issue any press or other public announcement referring to the offering of Securities that does not adequately disclose the fact that stabilizing action may take place with respect to the Securities. The Company and the Guarantors authorize the Representative to make adequate public disclosure of the information required by the UK Financial Services Authority’s Code of Market Conduct (MAR2): Price Stabilising Rules.

(p) Exchange Listing. The Company will (i) use its commercially reasonable efforts to cause the Securities, subject to notice of issuance, to be admitted to the official list of the Luxembourg Stock Exchange (the “Exchange”) and admitted to trading on the Euro MTF Market thereof as soon as practicable after the Closing Date but in any event no later than the date of the first interest payment on the Securities; (ii) deliver to the Exchange copies of the relevant listing particulars and such other documents, information and undertakings as may be required in connection with obtaining such listing; and (iii) use commercially reasonable efforts to maintain such listing for as long as any of the Securities are outstanding. The Issuer may choose to apply to list the Securities on another recognized stock exchange or, at any time, upon the good faith determination of management of the Issuer, determine that the ongoing reporting requirements of the Exchange are overly burdensome (including, for the avoidance of doubt, more burdensome than the Parent’s reporting requirement under the Exchange Act) to the Issuer, and as a result the Issuer will not maintain such listing and shall instead use its commercially reasonable efforts to obtain a listing of such Securities on another recognized stock exchange.

(q) Taxes. Each of the Company and Guarantors will, jointly and severally, indemnify and hold harmless the Initial Purchasers against any documentary, stamp or similar issuance tax, including any related interest and penalties, in any jurisdiction on the creation, issuance, and sale of the Securities to the Initial Purchasers and on the execution and delivery of this Agreement or any other Transaction Document.

(r) Payments. The Company and each Guarantor agrees that all amounts that are stated payable hereunder shall be paid in euros, and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings imposed by a Relevant Taxing Jurisdiction, unless such deduction or withholding is required by applicable law, in which event the Company or the relevant Guarantor, as applicable, will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding; provided that the Company and the Guarantors shall not be required to pay any additional amounts on account of any taxes, levies, imposts, duties, charges, deductions or withholdings that are imposed (i) due to the existence of any present or former connection between an Initial Purchaser and a Relevant Taxing Jurisdiction other than a connection arising solely from activities contemplated by this Agreement or (ii) as a result of a failure by an Initial Purchaser to provide any form, certificate, document or other information (to the extent it is legally able to do so without

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undue hardship) that is timely requested by the Company or a Guarantor, as the case may be, and would have reduced or eliminated such deductions or withholdings.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering and/or other information that was included in the Time of Sale Information or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Parent or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is

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not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer (or a person serving the equivalent function, including a director or authorized signatory) of the Parent who has specific knowledge of the financial matters of the Parent and its subsidiaries taken as a whole and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the actual knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects and that the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. (i) On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(ii) the Parent shall have furnished to the Representative a certificate, dated the Closing Date and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(f) Opinion and 10b-5 Statement of King & Spalding LLP. King & Spalding LLP, counsel for the Parent, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

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(g) Certificate of General Counsel. Joia M. Johnson, General Counsel of the Parent, shall have furnished to the Representative a certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(h) Opinions of Venable LLP, Hogan Lovells US LLP, Bredin Prat AARPI, A&L Goodbody, Walkers, Kirkland & Ellis LLP, Arendt & Medernach and Loyens Loeff. (i) Venable LLP, counsel for the Parent in the State of Maryland, shall have furnished to the Representative, at the request of the Parent, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto, (ii) Hogan Lovells US LLP, counsel for the Parent in the State of Colorado, shall have furnished to the Representative, at the request of the Parent, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex G hereto, (iii) Bredin Prat AARPI, counsel for the Guarantors organized under the laws of France, shall have furnished to the Representative, at the request of the Parent, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex H hereto provided that such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters, (iv) A&L Goodbody, counsel for the Guarantor organized under the laws of Ireland, shall have furnished to the Representative, at the request of the Parent, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex I hereto, (v) Walkers, counsel for the Guarantors organized under the laws of the Cayman Islands and the British Virgin Islands, shall have furnished to the Representative, at the request of the Parent, its written opinions with respect to such Guarantors, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex J hereto provided that such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters, (vi) Kirkland & Ellis LLP, counsel for the Guarantors organized under the laws of Hong Kong, shall have furnished to the Representative, at the request of the Parent, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex K hereto provided that such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters, (vii) Arendt & Medernach, counsel for the Guarantors organized under the laws of Luxembourg, shall have furnished to the Representative, at the request of the Parent, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex L hereto provided that such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters and

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(viii) Loyens Loeff, counsel for the Guarantors organized under the laws of the Netherlands, shall have furnished to the Representative, at the request of the Parent, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex M hereto provided that such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of, where applicable, the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing (as applicable) in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Euroclear and Clearstream. The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(m) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(o) Appointment of Agent for Service of Process. The Company and each Guarantor not located in the United States shall have appointed CT Corporation (the “Authorized Agent”) as its agent for service of process in the United States in accordance with Section 16(d) hereof.

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All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable, documented, out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Offering Memorandum and the Offering Memorandum: the third paragraph and the sixth sentence of the seventh paragraph, in each case under heading “Plan of distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

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(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Barclays Bank PLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be

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a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities (or actions or proceedings in respect thereof) referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim (together with any value added, withholding or other tax thereon). Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the London Stock Exchange, The New York Stock Exchange, the Luxembourg Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

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9. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not

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terminate and shall remain in effect; provided that the Company shall not be required to reimburse any out-of-pocket costs or expenses of a defaulting Initial Purchaser. It is understood that except as provided in Section 10 and Section 7, the Initial Purchasers will pay the fees of their counsel.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

(e) For the avoidance of doubt, to the extent an Initial Purchaser’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Initial Purchaser does not, on the Closing Date, purchase the full amount of the Securities that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation as set forth in Section 13(a) with respect to such BRRD Liability, such Initial Purchaser shall be deemed, for all purposes of this Section 9, to have defaulted on its obligation to purchase such Securities that it has agreed to purchase hereunder but has not purchased, and this Section 9 shall remain in full force and effect with respect to the obligations of the other Initial Purchasers.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses (together with any value added, withholding or other tax thereon) incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers subject to a maximum amount of $15,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for clearance and settlement through Euroclear and Clearstream; (ix) expenses incurred by the Company and the Guarantors in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of

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the Securities on the Exchange; (xi) the costs and charges of any transfer agent or registrar; and (xii) all stamp or other issuance or transfer taxes or governmental duties, if any, payable by the Initial Purchasers in connection with the initial offer and sale of the Securities to the Initial Purchasers and resales by the Initial Purchasers to the purchasers thereof.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

(c) All amounts chargeable by the Initial Purchasers under this Agreement shall be exclusive of VAT. If any VAT is properly chargeable on any amounts charged by any Initial Purchaser then such amounts shall be charged together with an amount equal to any VAT chargeable on the relevant supply. Such amount equal to VAT shall be payable upon delivery of an appropriate valid VAT invoice in respect of the supply to which the charge relates. Any amount for which the Initial Purchasers are to be reimbursed under this Agreement will be reimbursed together with an amount equal to any irrecoverable VAT, where appropriate (including, for the avoidance of doubt, any VAT on services provided from legal counsel or other service providers where the Initial Purchasers are required to self-assess and account for VAT in their role as recipient of such services). For the purposes of this Agreement, “VAT” means value added tax chargeable under or pursuant to Council Directive 2006/112/EC or the Sixth Council Directive of the European Communities and any other similar tax, wherever imposed.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

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13. Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power. (a) Notwithstanding any other term of this Agreement or any other agreement, arrangement, or understanding between or among any of the parties to this Agreement, each of the parties to this Agreement acknowledges, accepts, and agrees to be bound by:

(1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party (the “Relevant BRRD Party”) to the Company or any of the Guarantors, as applicable, under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on the Company or such Guarantor, as applicable, of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon or the dates on which any payments are due, including by suspending payment for a temporary period; and

(2) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) For purposes of this Section 13 and Section 9(e):

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

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“BRRD Party” means each Initial Purchaser other than HSBC Securities (USA) Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc.;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York, London and Luxembourg that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euros; (c) the term “subsidiary” means, with (i) respect to any person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such person and one or more other subsidiaries of such person and (ii) for the avoidance of doubt, the Company; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Barclays Bank PLC on behalf of the Initial Purchasers, and any such action taken by Barclays Bank PLC shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Barclays Bank PLC, 5 the North Colonnade, Canary Wharf, E14 4BB, London (fax: +44 (0) 207 773 4894); Attention: Debt Syndicate. Notices to the Company and the Guarantors shall be

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given to them at Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105 (fax: (336) 714-3638), Attention: Joia M. Johnson, General Counsel, with a copy to Gerald T. Nowak, P.C., Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, IL 60654 (fax: (312) 862-2200) and a copy to Keith Townsend, King & Spalding LLP, 1180 Peachtree Street, NE, Atlanta, GA 30309 (fax: (404) 572-5100).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment. The Company and each Guarantor not located in the United States hereby irrevocably appoints the Authorized Agent as its agent to receive service of process or other legal summons for any proceeding brought in connection with this Agreement.

(e) Waiver of Immunity. To the extent the Company or any Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any of the Transaction Documents or any of the transactions contemplated hereby or thereby, each of the Company and the Guarantors hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

(f) Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable law, any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

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(g) Limitation of liability of French Guarantors. Notwithstanding anything to the contrary herein, (i) the representations and warranties and the covenants made by any Guarantor organized under the laws of France (a “French Guarantor”) in Clause 3 (Representations and Warranties of the Company and the Guarantors) and Clause 4 (Further Agreements of the Company and the Guarantors) hereof shall be strictly limited to matters related to such French Guarantor and its Subsidiaries, (ii) any expenses or indemnities to be paid by any French Guarantor under Clause 7(a), 7(c) to 7(e) and Clause 10 (Payment of Expenses) hereof shall be limited to the expenses or indemnities incidental to the performance of its and its Subsidiaries respective obligations under this Agreement, (iii) the officer’s certificate to be given by any French Guarantor under Clause 6(d) hereof shall be strictly limited to matters related to it and its Subsidiaries, and (iv) any obligations or liabilities incurred or assumed under this Agreement by any of the French Guarantors, shall (x) not include any obligations or liabilities which if incurred would constitute financial assistance within the meaning of article L.225-216 of the French Commercial Code in connection with the financing of the direct or indirect acquisition or subscription of the shares of such French Guarantor and (y) not extend to cover any amounts payable as a result of undertakings herein which would constitute a misuse of corporate assets (abus de biens sociaux) by such French Guarantor as defined in article L.242-6 of the French Commercial Code or any other regulation to the same effect as interpreted from time to time by French courts.

(h) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k) Currency. Any payment on account of an amount that is payable to the Initial Purchasers in a particular currency (the “Required Currency”) that is paid to or for the account of the Initial Purchasers in lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or any Guarantor or for any other reason shall constitute a discharge of the obligation of such obligor only to the extent of the amount of the Required Currency which the recipient could purchase in the New York or London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York,

37

London and Luxembourg are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then Company and each Guarantor shall jointly and severally indemnify and hold harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the Company and each Guarantor, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any person owed such obligation from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or any judgment or order.

38

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HANESBRANDS FINANCE LUXEMBOURG S.C.A.

By HANESBRANDS GP LUXEMBOURG S.A R.L., its general partner

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANESBRANDS INC.

/s/ Richard D. Moss
Name:	Richard D. Moss
Title:	Chief Financial Officer

CC PRODUCTS LLC
EVENT 1 LLC
GEARCO LLC
GFSI HOLDINGS LLC
GFSI LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Vice President, Secretary and Manager

HANESBRANDS DIRECT, LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Vice President and Manager

KNIGHTS APPAREL LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Manager

BA INTERNATIONAL, L.L.C.
CARIBESOCK, INC.
CARIBETEX, INC.
CASA INTERNATIONAL, LLC
CEIBENA DEL, INC.
HANES MENSWEAR, LLC
HANES PUERTO RICO, INC.
HANESBRANDS DISTRIBUTION, INC.
HANESBRANDS EXPORT CANADA LLC
HBI BRANDED APPAREL ENTERPRISES, LLC
HBI BRANDED APPAREL LIMITED, INC.
HBI INTERNATIONAL, LLC
HBI SOURCING, LLC
INNER SELF LLC
KNIGHTS HOLDCO LLC
MAIDENFORM (BANGLADESH) LLC
MAIDENFORM BRANDS LLC
MAIDENFORM LLC
MAIDENFORM (INDONESIA) LLC
MAIDENFORM INTERNATIONAL LLC
MF RETAIL LLC
PLAYTEX DORADO, LLC
PLAYTEX INDUSTRIES, INC.
SEAMLESS TEXTILES, LLC
UPCR, INC.
UPEL, INC.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	President

HANES COMMERCIAL EUROPE S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES GLOBAL HOLDINGS LUXEMBOURG S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES GLOBAL SUPPLY CHAIN EUROPE S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES HOLDINGS LUX S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANESBRANDS GP LUXEMBOURG S.A.R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES CENTRAL SERVICES EUROPE SAS

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

HANES FRANCE SAS

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

HANES OPERATIONS EUROPE SAS

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

HANES FINANCE EUROPE SAS

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

MAIDENFORM BRANDS INTERNATIONAL LIMITED

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

HANESBRANDS APPAREL (HONG KONG) LIMITED

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Director

HANESBRANDS CORPORATE SERVICES (HONG KONG) LIMITED

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Director

HANES NETHERLANDS HOLDINGS B.V.

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

MAIDENFORM (ASIA) LIMITED

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

CHOLOMA, INC.

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

HANESBRANDS DOS RIOS TEXTILES, INC.

/s/ Donald F. Cook
Name:	Donald F. Cook
Title:	Authorized Signatory

MFB INTERNATIONAL HOLDINGS S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES IP EUROPE S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

Accepted: As of the date first written above

BARCLAYS BANK PLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By	/s/ Barclays Bank PLC
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount

Barclays Bank PLC	€200,000,000
Merrill Lynch International	€80,000,000
HSBC Securities (USA) Inc.	€80,000,000
J.P. Morgan Securities plc	€80,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	€20,000,000
PNC Capital Markets LLC	€20,000,000
SunTrust Robinson Humphrey, Inc.	€20,000,000
Total	€500,000,000

Schedule 2

Guarantors

Company	Jurisdiction
Maidenform (Asia) Limited	British Virgin Islands
Choloma, Inc.	Cayman Islands
Hanesbrands Dos Rios Textiles, Inc.	Cayman Islands
Hanesbrands Direct, LLC	Colorado
BA International L.L.C.	Delaware
Caribesock, Inc.	Delaware
Caribetex, Inc.	Delaware
CASA International, LLC	Delaware
CC Products LLC	Delaware
Ceibena Del, Inc.	Delaware
Event 1 LLC	Delaware
GearCo LLC	Delaware
GFSI Holdings LLC	Delaware
GFSI LLC	Delaware
Hanesbrands Distribution, Inc.	Delaware
Hanesbrands Export Canada LLC	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HBI Branded Apparel Limited, Inc	Delaware
HBI International, LLC	Delaware
HBI Sourcing, LLC	Delaware
Inner Self, LLC	Delaware
Knights Apparel LLC	Delaware
Knights Holdco LLC	Delaware
Maidenform (Bangladesh) LLC	Delaware
Maidenform (Indonesia) LLC	Delaware
Maidenform Brands LLC	Delaware
Maidenform International LLC	Delaware
Maidenform LLC	Delaware
MF Retail LLC	Delaware

Company	Jurisdiction
Playtex Industries, Inc.	Delaware
UPCR, Inc.	Delaware
UPEL, Inc.	Delaware
Hanes Menswear, LLC	Delaware/PR
Hanes Puerto Rico, Inc.	Delaware/PR
Playtex Dorado, LLC	Delaware/PR
Seamless Textiles, LLC	Delaware/PR
Hanes Central Services Europe S.A.S.	France
Hanes Finance Europe S.A.S.	France
Hanes France S.A.S	France
Hanes Operations S.A.S.	France
Hanesbrands Apparel (Hong Kong) Limited	Hong Kong
Hanesbrands Corporate Services (Hong Kong) Limited	Hong Kong
Maidenform Brands International Limited	Ireland
Hanes Commercial Europe S.à r.l.	Luxembourg
Hanes Global Holdings Luxembourg S.à r.l.	Luxembourg
Hanes Global Supply Chain Europe S.à r.l.	Luxembourg
Hanes Holdings Lux S.à r.l.	Luxembourg
Hanes IP Europe S.à r.l.	Luxembourg
MFB International Holdings S.à r.l.	Luxembourg
Hanesbrands GP Luxembourg S.à r.l.	Luxembourg
Hanesbrand Inc.	Maryland
Hanes Netherlands Holdings B.V.	Netherlands

ANNEX A

Additional Time of Sale Information

1. Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

[See attached]

Hanesbrands Finance Luxembourg S.C.A.

€500,000,000 3.5% Senior Notes due 2024 Guaranteed by Hanesbrands Inc.

Pricing Supplement

Pricing supplement dated May 19, 2016 (the “Pricing Supplement”) to the Preliminary Offering Memorandum dated May 17, 2016 of Hanesbrands Finance Luxembourg S.C.A. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information contained in the Preliminary Offering Memorandum to the extent that it is inconsistent with the information contained in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuer:	Hanesbrands Finance Luxembourg S.C.A.

Title of Security:	3.5% Senior Notes due 2024

Distribution:	Rule 144A/Regulation S for life (without registration rights)

Aggregate Principal Amount:	€500,000,000

Issue Price:	100.0%

Maturity Date:	June 15, 2024

Coupon:	3.5%

Yield to Maturity:	3.5%

Spread to DBR:	357 basis points

Benchmark DBR:	DBR 1.5% due May 15, 2024

Interest Payment Dates:	Semi-annually on June 15 and December 15 of each year, beginning on December 15, 2016

Record Dates:	June 1 and December 1 of each year

Optional Redemption:	At any time: make-whole redemption

On or after March 15, 2024 (three months prior to maturity): redemption at par

Change of Control Triggering Event:	Putable at 101% of principal plus accrued and unpaid interest upon a Change of Control Triggering Event

Trade Date:	May 19, 2016

Settlement:	June 3, 2016 (T+10)

We expect delivery of the notes will be made against payment therefor on or about June 3, 2016, which is the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Common Code Numbers:	Rule 144A: 141966324
Regulation S: 141966111

ISIN Numbers:	Rule 144A: XS1419663247
Regulation S: XS1419661118

Denominations:	Denominations of €100,000 and larger integral multiples of €1,000 in excess thereof

Listing:	The Issuer intends to apply to list the notes on the Official List of the Luxembourg Stock Exchange and to admit the notes to trading on the Euro MTF Market

Clearing Systems:	Clearstream/Euroclear

Ratings:	[Intentionally Omitted]*

Joint Book-Running Managers:	Barclays Bank PLC

Merrill Lynch International
HSBC Securities (USA) Inc.
J.P. Morgan Securities plc

Co-Managers:	BB&T Capital Markets, a division of BB&T
Securities, LLC
PNC Capital Markets LLC
SunTrust Robinson Humphrey, Inc.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Changes from Preliminary Offering Memorandum

Change in Offering Size

The aggregate principal amount of notes to be issued in the offering increased from

€450,000,000 to €500,000,000. The incremental proceeds from the increase in the offering size will be used together with cash on hand and future debt financings to finance the Champion Europe and Pacific Brands acquisitions. As a result, all information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is strictly confidential and has been prepared by the Company solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and are being offered and sold only (1) to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimers or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers may have been electronically generated as a result of this Pricing Supplement having been sent via, or posted on, Bloomberg or another electronic mail system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser, in relation to each Member State of the European Economic Area (each a “Relevant Member State”), severally and not jointly, represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State to:

(i) any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives on behalf of the Initial Purchasers for any such offer; or

(iii) in any other circumstances falling within Article 3 of the Prospectus Directive, provided that no such offer of Securities shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression “an offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Relevant Member State.

(d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

ANNEX D

Form of Opinion of King & Spalding LLP

King & Spalding LLP
1l80 Peachtree Street N.E.
Atlanta, Georgia 30309-3521
Phone: 404/ 572-4600
Fax: 404/572-5100
www.kslaw.com

June 3, 2016

Barclays Bank PLC As Representative of the several Initial Purchasers listed on Schedule 1 of the Purchase Agreement c/o Barclays Bank PLC 5 The North Colonnade Canary Wharf E14 4BB, London

Re: Hanesbrands Finance Luxembourg S.C.A. 3.5% Senior Notes Due 2024

Ladies and Gentlemen:

We have acted as counsel for Hanesbrands Inc., a Maryland corporation (the “Parent Guarantor”), and the Delaware Guarantors (as defined below), in connection with the issuance and sale of €500,000,000 aggregate principal amount of 3.5% senior notes due 2024 (the “Notes”) to you pursuant to a purchase agreement (the “Purchase Agreement”), dated May 19, 2016, among you, acting on behalf of yourselves and as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), Hanesbrands Finance Luxembourg S.C.A. (the “Company”) and the guarantors listed therein (the “Guarantors”). The Notes are to be issued pursuant to an indenture (the “Indenture”) dated as of June 3, 2016, by and among the Company, the Guarantors, U.S. Bank Trustees Limited, as Trustee (the “Trustee”), Elavon Financial Services Limited, UK Branch, as Paying Agent and Transfer Agent, and Elavon Financial Services Limited, as Registrar. This opinion is being rendered at the Parent Guarantor’s request pursuant to Section 6(f) of the Purchase Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

As used herein, the term (i) “Preliminary Offering Memorandum” means the preliminary offering memorandum dated May 17, 2016; (ii) “Time of Sale Information” means the Preliminary Offering Memorandum as supplemented by the pricing term sheet dated May 19, 2016; (iii) “Final Offering Memorandum” means the final offering memorandum dated May 19, 2016; and (iv) “Delaware Guarantors” means BA International, L.L.C., Caribesock, Inc., Caribetex, Inc.,

CASA International, LLC, CC Products LLC, Ceibena Del, Inc., Event 1 LLC, GearCo LLC, GFSI Holdings LLC, GFSI LLC, Hanes Menswear, LLC, Hanes Puerto Rico, Inc., Hanesbrands Distribution, Inc., Hanesbrands Export Canada LLC, HBI Branded Apparel Enterprises, LLC, HBI Branded Apparel Limited, Inc., HbI International, LLC, HBI Sourcing, LLC, Inner Self LLC, Knights Apparel LLC, Knights Holdco LLC, Maidenform (Bangladesh) LLC, Maidenform Brands LLC, Maidenform LLC, Maidenform (Indonesia) LLC, Maidenform International LLC, MF Retail LLC, Playtex Dorado, LLC, Playtex Industries, Inc., Seamless Textiles, LLC, UPCR, Inc. and UPEL, Inc.

In our capacity as such counsel, we have reviewed the Purchase Agreement, the Indenture, the Notes, the Time of Sale Information and the Final Offering Memorandum. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions and beliefs hereinafter expressed. In such review we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials.

Whenever our opinion in this letter is stated to be based upon our knowledge or to be given “to our knowledge” or as “known to us” with respect to any matter, such qualifications shall signify that no information has come to the attention of any attorney in this firm who has been involved in the preparation or review of the Time of Sale Information, the Final Offering Memorandum or this opinion as well as any attorney in this firm providing substantive legal attention to the issuance and sale of the Notes, that would give us actual current awareness of the existence or absence of such matter in question.

We have assumed that (i) each party other than the Delaware Guarantors has the power and authority to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Indenture and the Notes, to which it is a party, (ii) the execution and delivery of, and the performance of all obligations under, the Purchase Agreement, the Indenture and the Notes have been duly authorized by all requisite action by each party thereto other than the Delaware Guarantors, and (iii) the Purchase Agreement, the Indenture and the Notes have been duly executed and delivered by such parties other than the Delaware Guarantors.

As to certain matters of fact material to this opinion, we have relied to the extent we deemed appropriate, without independent verification, upon (i) certificates of officers of the Company and the Guarantors and (ii) the representations and warranties of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement. We have also assumed the genuineness of all signatures on the Purchase Agreement, the Indenture, the Notes, and the Guarantees.

The opinions in paragraphs (3) and (4) are subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights; and the effect of general equity principles. In addition, for the purposes of the opinions in paragraphs (3) and (4), we have assumed that (i) the Indenture (including the guarantees set forth therein) has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors (other than the Delaware Guarantors) under the laws of their respective jurisdictions of organization, (ii) the Notes have been duly and validly authorized and will be executed, issued and delivered in the manner provided in the Indenture by the Company and the Guarantors (other than the Delaware Guarantors) and will be duly authenticated under the laws of their respective jurisdictions of organization and (iii) the authentication, execution and delivery of the Indenture and the Notes, and the performance by the Company and each of the Guarantors (other than the Delaware Guarantors) of their respective obligations thereunder, do not and will not violate the charter, bylaws or similar organizational documents of the Company or any Guarantor (other than the Delaware Guarantors) or any law applicable to the Company or any Guarantor (other than the Delaware Guarantors).

For purposes of the opinions in paragraph (7), we assumed (i) the due performance of the covenants and agreements of each of the Company, the Guarantors and the Initial Purchasers set forth in the Purchase Agreement and (ii) the Initial Purchasers’ compliance with the offering and transfer procedures and restrictions described in the General Disclosure Package and the Final Offering Memorandum. In addition, for purposes of the opinions in paragraph (7), we do not express an opinion as to when or under what circumstances any Notes initially sold by the Initial Purchasers may be reoffered or resold.

This opinion is limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. With respect to the opinions herein related to the Parent Guarantor, we have relied on the opinion of Venable LLP as to certain matters of Maryland law. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the Delaware Guarantors is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority necessary to enter into and perform its obligations under the Purchase Agreement, the Indenture and the Guarantees. The opinions above as to valid existence and good standing are based solely upon the information contained in the certificates issued by the Secretary of State of the State of Delaware, copies of which have been delivered to you, and such opinions are limited to the meanings ascribed to each such certificate by such officials.

2. The Purchase Agreement has been duly authorized, executed and delivered by each of the Delaware Guarantors.

3. The Indenture (including the guarantees set forth therein) has been duly and validly authorized, executed and delivered by each of the Delaware Guarantors and constitutes a valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms.

4. When authenticated by the Trustee and executed, issued and delivered in the manner provided in the Indenture, the Notes will constitute valid and binding obligations of the Company and the Guarantors, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with its terms.

5. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Parent Guarantor and the Delaware Guarantors’ execution, delivery and performance of the Purchase Agreement or the Indenture or the issuance and delivery of the Notes, or consummation of the transactions contemplated hereby and thereby and by the Time of Sale Information and the Final Offering Memorandum, except such as have been obtained or made by the Parent Guarantor and are in full force and effect under applicable state securities or blue sky laws.

6. The execution, delivery and performance by the Parent Guarantor and the Delaware Guarantors of the Purchase Agreement and the Indenture and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of (i) the charter, by-laws or similar organizational documents of the Delaware Guarantors in effect on the date hereof, (ii) the terms of any agreement to which the Parent Guarantor is a party that is filed as a material contract exhibit to the Parent Guarantor’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 or the Parent Guarantor’s Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2016 (other than any such breach or violation under any financial covenants, ratios or tests, as to which we do not express an opinion), (iii) any federal law, statute, rule or regulation, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, or (iv) any order or decree known to us to be applicable to the Delaware Guarantors of any court acting pursuant to any federal law or statute, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, except in the case of clauses (ii) and (iii), for such breaches or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Parent Guarantor and its subsidiaries taken as a whole or the Parent Guarantor’s ability to perform its obligations under the Purchase Agreement.

7. No registration of the Notes under the Securities Act, and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, with respect thereto, is required in connection with the issuance and delivery of the Notes by the Company or the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Time of Sale Information and the Final Offering Memorandum.

8. The statements set forth in the Time of Sale Information and the Final Offering Memorandum under the captions “Description of Other Indebtedness” and “Description of Notes,” insofar as these statements purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects.

9. The statements set forth in the Time of Sale Information and the Final Offering Memorandum under the captions “Certain Tax Considerations—Certain U.S. Federal Income Tax Consequences” and “Certain ERISA Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal income tax law and the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects.

We have participated in conferences with representatives of the Parent Guarantor and with representatives of PricewaterhouseCoopers, its independent accountants, and with representatives of the Initial Purchasers and their counsel in connection with the preparation of the Time of Sale Information and the Final Offering Memorandum, at which conferences the contents of the Time of Sale Information and the Final Offering Memorandum and related matters were discussed. Although we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Time of Sale Information and the Final Offering Memorandum (except as expressly provided in paragraphs (9) and (10) above), based upon our review of the Time of Sale Information and the Final Offering Memorandum, our participation in the conferences referred to above, our review of the records and documents in connection with the preparation of this letter, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, nothing has come to our attention to cause us to believe that the Time of Sale Information, as of 10:25 a.m., New York City time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Final Offering Memorandum, as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and other financial information contained therein, as to which we express no belief).

This opinion is delivered in connection with the consummation of the transactions contemplated by the Purchase Agreement, may be relied upon only by you in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent.

This opinion is given as of the date hereof, and we assume no obligation to update this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in any laws or regulations which may hereafter occur.

Very truly yours,

ANNEX E

Form of Certificate of General Counsel

CERTIFICATE OF PARENT’S GENERAL COUNSEL

[            ], 2016

I, Joia M. Johnson, the duly appointed Chief Legal Officer, General Counsel, and Corporate Secretary of Hanesbrands Inc., a Maryland corporation (“Parent”), pursuant to Section 6(g) of the Purchase Agreement dated May 19, 2016 (the “Purchase Agreement”) among the Hanesbrands Finance Luxembourg S.C.A. a société en commandite par actions (corporate partnership limited by shares) organized under the laws of Luxembourg, the guarantors named therein and Barclays Bank PLC as representative (the “Representative”) of the several Initial Purchasers set forth on Schedule 1 thereto (the “Initial Purchasers”), hereby certify, solely in my capacity as an officer of the Parent (and not in my individual capacity), subject to the limitations set forth herein, that:

Except as described in the Time of Sale Information and the Final Offering Memorandum, I have no knowledge of any legal, governmental or regulatory actions, suits or proceedings pending to which Parent or any of its subsidiaries is a party or to which any property of Parent or any of its subsidiaries is subject which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Purchase Agreement; and to my knowledge, no such actions, suits or proceedings are threatened by any governmental or regulatory authority or are threatened by others.

For purposes of this certificate, my “knowledge” is based entirely on my conscious awareness as of the date hereof after consultation with those attorneys in my legal department and outside counsel whom I have deemed appropriate. I do not assume any obligation to update this certificate by reason of any fact about which I did not have knowledge as of the date hereof, or for any other reason. I have relied without independent verification upon factual information provided to me by Parent and my staff. I have assumed that there has been no relevant change between the dates as of which the information cited in the preceding sentence was given and the date of hereof. This certificate is furnished to the Initial Purchasers pursuant to Section 6(g) of the Purchase Agreement. King & Spalding LLP and Simpson Thacher & Bartlett LLP may rely on this certificate in connection with the opinions that such firms are rendering pursuant to the Purchase Agreement. Without my prior consent, this certificate may not be relied upon by or furnished to any other person. All capitalized terms which are defined in the Purchase Agreement and used but not otherwise defined herein shall have the meanings given in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

Name:	Joia M. Johnson
Title:	Chief Legal Officer, General Counsel and
Corporate Secretary

[Signature Page to Certificate of Parent’s General Counsel]

ANNEX F

Form of Venable LLP Opinion

[LETTERHEAD OF VENABLE LLP]

DRAFT

June 3, 2016

Barclays Bank PLC

as representative of the several Initial Purchasers

listed on Schedule I to the Purchase Agreement

referred to below

c/o Barclays Bank PLC

5 The North Colonnade Canary Wharf

E14 4BB, London

U.S. Bank Trustees Limited, as Trustee

under the Indenture referred to below

Hanesbrands Inc.

1000 East Hanes Mill Road

Winston Salem, NC 27105

Re:	Hanesbrands Inc.: 3.5% Senior Notes due 2024

Ladies and Gentlemen:

We have served as Maryland counsel to Hanesbrands Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by Hanesbrands Finance Luxembourg S.C.A., a corporate partnership limited by shares organized under the laws of Luxembourg and an indirect wholly owned subsidiary of the Company (“Hanesbrands Finance”), to the Initial Purchasers (as defined below) of €500,000,000 principal amount of its 3.5% Senior Notes due 2024 (the “Securities”) pursuant to that certain Purchase Agreement, dated as of May 19, 2016 (the “Agreement”), among Barclays Bank PLC for itself and as representative of the several purchasers named in Schedule I thereto (together, the “Initial Purchasers”), Hanesbrands Finance and the Company and the other guarantors named therein.

This opinion is being delivered to you at the request of the Company in connection with Section 6(h) of the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Preliminary Offering Memorandum, dated May 17, 2016, as supplemented by the pricing term sheet, dated May 19, 2016, and the Final Offering Memorandum, dated May 19, 2016 (together, the “Offering Memorandum”), related to the offering of the Securities;

2. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”), filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. The following documents (together, the “Note Documents”):

(a) The Agreement; and

(b) The Indenture, dated as of June 3, 2016, among Hanesbrands Finance, the Company and the other guarantors named therein and U.S. Bank Trustees Limited, as trustee, with respect to the Securities (the “Indenture”);

7. Resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other things, the execution and delivery by the Company of the Note Documents and the guaranty of the Securities, certified as of the date hereof by an officer of the Company;

8. A certificate executed by an officer of the Company, dated as of the date hereof, relating to certain factual matters; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services on behalf of the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum under the caption “Summary” and in the 10-K under the caption “Item 1. Business” and to enter into and perform its obligations under the Note Documents, including the guaranty of the Securities.

3. The execution, delivery and performance of its obligations under the Note Documents have been duly authorized by all necessary corporate action of the Company. The Note Documents have been duly executed and delivered by the Company.

4.The execution, delivery and performance by the Company of its obligations under the Note Documents and the consummation by the Company of the transactions contemplated thereby, including the guaranty of the Securities by the Company, do not and will not conflict with the Charter or Bylaws or with any judgment, ruling, decree or order known to us, or any statute, rule or regulation of any court or other government agency or body of the State of Maryland applicable to the Company. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that each of the Note

Documents provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 4 above is based upon our consideration of only those judgments, rulings, decrees, orders, statutes, rules and regulations of any court or other government agency or body of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type discussed in such paragraph. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the Note Documents. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except King & Spalding LLP, counsel to the Company, and Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, who may rely on this opinion as if it were addressed to them for the purpose of delivering their opinions of even date herewith pursuant to the Note Documents) without, in each instance, our prior written consent.

Very truly yours,

ANNEX G

Form of Hogan Lovells US LLP Opinion

Hogan Lovells US LLP Tabor Center 1200 17th Street, Suite 1500 Denver, Colorado 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

June 3, 2016

Barclays Bank PLC

As Representative of the Initial Purchasers

listed on Schedule 1 to the hereinafter

defined Purchase Agreement

U.S. Bank Trustees Limited, as Trustee

under the hereinafter defined Indenture

Re:	Hanesbrands Direct, LLC

Ladies and Gentlemen:

This firm has acted as special counsel to Hanesbrands Direct, LLC, a Colorado limited liability company (the “Colorado Guarantor”), in connection with the issuance pursuant to an Indenture, dated as of June [    ], 2016 (the “Indenture”), among, inter alias, Hanesbrands Finance Luxembourg S.C.A. (the “Issuer”), Hanesbrands Inc. (the “Parent”), the Colorado Guarantor and the other guarantors named therein, and U.S. Bank Trustees Limited, as trustee (the “Trustee”) of €500,000,000 in aggregate principal amount of the Issuer’s 3.5% Notes due in 2024 (the “Notes”), guaranteed as to payment of principal, premium, if any, and interest on the Notes on an unsecured senior basis by the Colorado Guarantor (the “Guarantee”), and the sale of the Notes pursuant to terms of the Purchase Agreement, dated as of May 19, 2016 (the “Purchase Agreement”) among the Issuer, the Initial Purchasers listed on Schedule 1 to the Purchase Agreement, the “Initial Purchasers”), the Parent, the Colorado Guarantor and the other guarantors named therein and the Offering Memorandum, dated May 19, 2016 (the “Offering Memorandum”), relating to the Notes. This opinion letter is furnished to you pursuant to the requirements set forth in Section 6(h)(ii) of the Purchase Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement, unless otherwise defined herein (including in Schedule 1 attached hereto). Certain other capitalized terms used herein are defined in Schedule 1 attached hereto.

For purposes of the opinions, which are set forth in paragraphs (a) through (e) below (the “Opinions”), and any other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the Opinions.

In our examination of the Purchase Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the opinions and any other statements made herein, we have relied on the representations and statements of fact made in the Documents; we have not independently established the facts so relied on; and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) each party to the Indenture other than the Colorado Guarantor has all the requisite power and authority under all applicable laws, rules, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, and each such other party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Indenture and the Guarantee against the Colorado Guarantor, (ii) each of such other parties has duly authorized, executed and delivered the Indenture to which it is a party, (iii) each party to the Indenture is validly existing and in good standing in all necessary jurisdictions (except for the Colorado Guarantor in the State of Colorado to the extent stated in paragraph (a) below), (iv) the Indenture and each of the other Operative Agreements (as defined below) constitutes a valid and binding obligation, enforceable against each party thereto in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture, and the conduct of all parties to the Indenture has complied with any requirements of good faith, fair dealing and conscionability, (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties (and no act or omission of any party), that would, in any such case, define, supplement or qualify the terms of the Indenture, and (vii) any member or manager or other direct or indirect owner of the Colorado Guarantor not a natural person that provided an approval, consent, or authorization, or acted on behalf of the Colorado Guarantor, or executed the organizational documents of the Colorado Guarantor or any of the Operative Agreements (as defined below) has been duly formed and validly exists in good standing as the type of entity that it purports to be and has the power, was duly authorized, and obtained all approvals required to take such action, and those acting on its behalf had the approvals they required and, with respect to documents purporting to be executed by them, duly executed the same. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

For purposes of the opinions set forth in paragraphs (d) and (e) below, we have made the following further assumptions: (i) that all orders, judgments, decrees, agreements and contracts would be interpreted in accordance with their plain meaning and that the meaning of terms in such agreements and contracts would be what lawyers generally understand them to mean under Colorado Law (as defined below), notwithstanding that such agreements and contracts may be governed by the laws of a different jurisdiction; (ii) that the Parent, the Issuer and Colorado Guarantor will not in the future take any discretionary action (including a decision not to act) permitted under the Indenture, the Purchase Agreement and the Guarantee (the “Operative Agreements”) that would result in a violation of law or constitute a breach or default under any order, judgment, decree, agreement or contract; (iii) that the Parent, the Issuer and the Colorado Guarantor will obtain all permits, consents, and governmental approvals required in the future, and take all actions required, which are relevant to performance of the transactions contemplated under the Operative Agreements or performance of the Operative Agreements; and (iv) that all parties to the Operative Agreements will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Agreements.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (a), (b), (c) and (d)(i), the Colorado Limited Liability Company Act (the “LLC Act”), (ii) as to the opinion expressed in paragraph (c), subject to the exclusions and limitations set forth in this opinion letter, internal Colorado state law (“Colorado Law”), and (iii) as to the opinions expressed in paragraphs (d)(ii) and (e), subject to the exclusions and limitations set forth in this opinion letter, Colorado state statutes, rules and regulations (“Applicable State Law”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:

(a) The Colorado Guarantor is validly existing as a limited liability company and in good standing as of the date of the Good Standing Certificate under the laws of the State of Colorado.

(b) The Colorado Guarantor has the limited liability company power to execute, deliver and perform the Operative Agreements and to own, lease and operate its current properties and to conduct its business as described in the Offering Memorandum. The execution, delivery and performance by the Colorado Guarantor of the Operative Agreements have been duly authorized by all necessary limited liability company action of the Colorado Guarantor.

(c) Insofar as the LLC Act or other Colorado Law applies thereto, the Operative Agreements have been duly executed and delivered by the Colorado Guarantor.

(d) The execution, delivery and performance on the date hereof by the Colorado Guarantor of the Operative Agreements do not (i) violate the LLC Act, the Colorado Guarantor LLC Certificate or the Colorado Guarantor LLC Agreement, or (ii) violate any provision of Applicable State Law.

(e) No approval or consent of, or registration or filing with, any Colorado State governmental agency is required to be obtained or made by the Colorado Guarantor under Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Colorado Guarantor of the Operative Agreements.

Our opinion in paragraph (e) above is not intended to cover and should not be viewed as covering approvals, consents, registrations and filings required for the conduct of the Colorado Guarantor’s business generally (i.e., that would be required in the course of its business in the absence of entering into the Operative Agreements).

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

We express no opinion in this letter as to any other statutes, rules and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other statutes, rules and regulations may have on the opinions expressed herein). We express no opinion in this letter as to securities statutes, rules or regulations, antitrust, unfair competition, banking, or tax statutes, rules or regulations, or statutes, rules or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (d), and (e) above are based upon a review of only those statutes, rules and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type covered by the Operative Agreements and to the role of the Colorado Guarantor in such transactions.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is being furnished by us only to you in connection with the closing under the Purchase Agreement on the date hereof, is solely for your benefit in your capacity as Initial Purchaser, and should not be quoted in whole or in part or otherwise be used, relied upon, or referred to, for any other purpose or by any other person (including any person purchasing any of the Notes from you, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm, except that at your request, we hereby consent to reliance hereon by King & Spalding LLP, counsel to the Colorado Guarantor, in connection with its delivery to the Initial Purchasers of an opinion letter dated as of the date hereof.

Very truly yours,

HOGAN LOVELLS US LLP

Schedule 1

1.	Executed copy of the Purchase Agreement.

2.	Executed copy of the Indenture.

3.	The Offering Memorandum.

4.	The Articles of Organization of the Colorado Guarantor with amendments thereto, as certified by the Secretary of State of the State of Colorado on April 29, 2016 and as certified by the Secretary of the Parent on the date hereof as being complete, accurate and in effect (the “Colorado Guarantor LLC Certificate”).

5.	The Limited Liability Company Agreement of the Colorado Guarantor, as certified by the Secretary of the Parent on the date hereof as being complete, accurate and in effect (the “Colorado Guarantor LLC Agreement”).

6.	A certificate of good standing of the Colorado Guarantor issued by the Secretary of State of the State of Colorado dated [ ], 2016 (the “Good Standing Certificate”).

7.	Certain resolutions of the Board of Managers of the Colorado Guarantor adopted by unanimous written consent dated the date hereof, as certified by the Secretary of the Parent on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Operative Agreements and arrangements in connection therewith.

8.	A certificate of certain officers of the Colorado Guarantor dated the date hereof as to certain facts relating to the Colorado Guarantor.

9.	A certificate of the Secretary of the Parent, dated the date hereof, as to the incumbency and signatures of certain officers of the Parent.

ANNEX H

Form of Bredin Prat AARPI Opinion

Paris, [●] 2016

To:	Barclays Bank PLC as Representative of the Initial Purchasers listed in Schedule 1 hereto and [U.S. Bank Trustees Limited] as Trustee under the Indenture (as defined below)

(each an “Addressee”, together the “Addressees”)

Dear Sirs,

We have acted as special French legal adviser to Hanes Central Services Europe, a French société par actions simplifiée having its registered office at 2 rue des Martinets, 92500 Rueil-Malmaison, registered with the Commercial and Companies Registry (Registre du Commerce et des Sociétés) of Nanterre under number 484 263 538 (“Hanes Central Services Europe”), Hanes Finance Europe, a French société par actions simplifiée having its registered office at 2 rue des Martinets, 92500 Rueil-Malmaison, registered with the Commercial and Companies Registry of Nanterre under number 391 620 309 (“Hanes Finance Europe”), Hanes France, a French société par actions simplifiée having its registered office at 2 rue des Martinets, 92500 Rueil-Malmaison, registered with the Commercial and Companies Registry of Nanterre under number 488 727 298 (“Hanes France”) and Hanes Operations Europe, a French société par actions simplifiée having its registered office at 2 rue des Martinets, 92500 Rueil-Malmaison, registered with the Commercial and Companies Registry of Nanterre under number 485 016 927 (“Hanes Operations Europe” and collectively with Hanes Central Services Europe, Hanes Finance Europe and Hanes France, the “Companies”), in connection with the issuance by Hanesbrands Finance Luxembourg S.C.A. of the €[4]00,000,000 [●]% senior unsecured notes due 2024 (the “Notes”).

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Offering Memorandum, the Indenture and the Purchase Agreement (as each of these terms is defined in paragraph A. of Schedule 2 hereto), as the case may be. The Indenture and the Purchase Agreement are hereafter referred to as the “Agreements”.

This opinion letter is delivered pursuant to Clause [●] ([●]) of the Purchase Agreement.

This opinion is addressed only to the Addressees in our capacity as special French legal adviser to the Companies, in connection with the entering into by the Companies of the Agreements. We have not been responsible for advising the Addressees in connection with their entering into of the

Agreements and the delivery of this opinion should not be treated as a substitute for comprehensive legal advice in connection with the Agreements or the transactions contemplated thereby. The delivery of this opinion does not evidence the existence of any relationship of client and avocat between Bredin Prat AARPI and the Addressees.

This opinion is confined to and is given on the basis of the internal laws of France and we do not purport to be qualified to opine upon, and we express no opinion herein as to, the laws of any jurisdiction other than the internal laws of France. In this opinion, unless otherwise specified, the terms “law”, “legislation” and “regulation” and all terms of similar import refer to all internal French laws and regulations in full force and effect in France on the date hereof.

Some French legal concepts expressed in this opinion are expressed in English and such English terminology may have a different meaning under the laws of other jurisdictions. Such concepts have the meaning ascribed to them under French law, irrespective of their English translation.

This opinion is limited strictly to the matters stated below. No opinion may be implied or inferred beyond the matters expressly stated herein.

In rendering the opinions expressed below, we have examined solely originals or copies of the Agreements as well as the corporate records, certificates, agreements and other documents listed in paragraph B of Schedule 2 hereto (together with the Agreements, the “Documents”), and such matters of internal French law as we have considered necessary or appropriate for the purposes of rendering the opinions given below. Other than the Documents, we have not examined any agreements, instruments, or other documents entered into by, or affecting, the Companies or any other entity, and our opinions expressly exclude any such other agreements, instruments and other documents.

We assume no duty to update the opinions contained in this letter or inform the Addressees or any other person to whom a copy of this letter may be communicated of any change in French law or the legal status of the Companies or any other circumstance that occurs, or is disclosed to us, after the date hereof which might impact on the opinions contained in this letter.

A.	ASSUMPTIONS

In giving this opinion, we have assumed, without making any independent investigation in relation thereto, each of the following:

1.	the authenticity of all Documents submitted to us as originals, the conformity to the originals of such Documents submitted to us as certified, conformed or reproduced copies (whether as facsimiles, PDF, e-mails or otherwise), as well as the genuineness of all signatures and the accuracy of all translations;

2.	the accuracy and completeness as of the date hereof of any fact or information mentioned in any of the Documents we have examined (including, without limitation, the information contained in the copies of the bylaws (Statuts), the K-bis extracts (Extraits K-bis) and the non-bankruptcy certificates (Certificats de non-faillite) referred to in Schedule 2 hereto);

3.	the Documents have not been amended, modified or revoked by any subsequent document, instrument or action not identified to us and remain in full force and effect as at the date hereof. The Agreements represent and contain the entirety of the agreement of the parties as to the matters to which the Agreements relate;

4.	each party (other than the Companies) to the Agreements:

(i)	is on the date hereof a legal entity duly incorporated or organised and validly existing under the laws of its place of incorporation or organisation;

(ii)	has the capacity and power to sign the Agreements to which it is a party and to exercise its rights and perform its obligations under the Agreements to which it is a party;

(iii)	has taken all necessary corporate action to authorise the signing of the Agreements to which it is a party and the exercise of its rights and performance of its obligations under the Agreements to which it is a party;

5.	the Agreements have been duly signed by the parties thereto (other than the Companies);

6.	for the purpose of Council Regulation (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings, the centre of main interests of each of the Companies is located in France;

7.	the entering into and performance of the Agreements in accordance with their terms by the parties thereto do not and will not violate or conflict with, result in a breach of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement, contract or any other agreement or instrument to which any of the parties to the Agreements or any of their respective properties may be bound (except for the Companies with regards to French law matters expressly opined upon herein), (ii) any applicable law to which any of the parties to the Agreements or any of their respective properties may be subject (except for the Companies with regards to French law matters expressly opined upon herein), (iii) their respective charter or other constitutional documents (except for the Companies with regards to French law matters expressly opined upon herein), or (iv) any judgment, order or decree of any governmental body, agency, or court having jurisdiction over any of the parties to the Agreements or any of their respective properties;

8.	any representations and warranties contained in the Agreements or otherwise made by any of the parties thereto in connection with the Agreements are true, correct and accurate (except for the Companies with regards to French law matters expressly opined upon herein) and each party to such Agreements has fully complied with such Agreements;

9.	any matters which are or could be material in the context of delivery of the opinion have been disclosed to us;

10.	each party thereto entered into each of the Agreements in good faith and for the purpose of carrying on its business; each such party entered into the same on an arm’s length basis and each party believed and had reasonable grounds for believing that entering into and performance by it of the Agreements would benefit it and would be in its corporate interest and would not exceed its financial capacity;

11.	none of the Agreements entered into by the Companies, provides for a guarantee or security interest granted with a view to the acquisition of, or the subscription for, its own shares in contravention of Article L.225-216 of the French Commercial Code (Code de commerce);

12.	none of the parties to the Agreements is, on the date hereof in a state of cessation des paiements within the meaning of Article L. 631-1 of the French Commercial Code and the Agreements have been entered into before the formal commencement of any applicable insolvency or bankruptcy proceedings or similar proceedings affecting creditors’ rights generally against any party thereto; none of the parties thereto at such time was, for the purpose of any applicable law, deemed to be unable, or had admitted its inability, to pay its debts as they fall due or was deemed to be insolvent on a going concern or balance sheet basis and neither party thereto had the knowledge at the time of entering into the Agreements of the fact that any other party was, for the purpose of any applicable law, deemed to be unable, or had admitted its inability, to pay its debts as they fall due or was deemed to be insolvent on a going concern or balance sheet basis;

13.	the written resolutions of the sole shareholder of Hanes Central Services Europe referred to in paragraph B.13 of Schedule 2 hereto genuinely record the resolutions that were validly taken by the sole shareholder of Hanes Central Services Europe; such resolutions remain in full force and effect without modification, have been duly signed by the legal representative of the sole shareholder of Hanes Central Services Europe and have been, or will be, duly recorded in the minutes register of Hanes Central Services Europe in accordance with the bylaws of Hanes Central Services Europe and French company law. All provisions of French law dealing with conflicts of interests and employee consultation, as the case may be, have been or will be duly complied with;

14.	the written resolutions of the sole shareholder of Hanes Finance Europe referred to in paragraph B.14 of Schedule 2 hereto genuinely record the resolutions that were validly taken by the sole shareholder of Hanes Finance Europe; such resolutions remain in full force and effect without modification, have been duly signed by the legal representative of the sole shareholder of Hanes Finance Europe and have been, or will be, duly recorded in the minutes register of Hanes Finance Europe in accordance with the bylaws of Hanes Finance Europe and French company law. All provisions of French law dealing with conflicts of interests and employee consultation, as the case may be, have been or will be duly complied with;

15.	the written resolutions of the sole shareholder of Hanes Operations Europe referred to in paragraph B.15 of Schedule 2 hereto genuinely record the resolutions that were validly taken by the sole shareholder of Hanes Operations Europe; such resolutions remain in full force and effect without modification, have been duly signed by the legal representative of the sole shareholder of Hanes Operations Europe and have been, or will be, duly recorded in the minutes register of Hanes Operations Europe in accordance with the bylaws of Hanes Operations Europe and French company law. All provisions of French law dealing with conflicts of interests and employee consultation, as the case may be, have been or will be duly complied with;

16.	the written decisions of the Président of Hanes France referred to in paragraph B.16 of Schedule 2 hereto genuinely record the resolutions that were validly taken by the Président of Hanes France, that such resolutions remain in full force and effect without modification, have been duly signed by the Président of Hanes France; and that all provisions of French law dealing with conflicts of interests and employee consultation, as the case may be, have been or will be duly complied with;

17.	there are no provisions of the laws of any jurisdiction other than France which would have any adverse implication on the opinions we express; and

18.	when signed by all parties, the Agreements will be valid, binding and enforceable on each party under the relevant law by which they are expressed to be governed in accordance with their terms;

B.	OPINION

On the basis of such examination, and subject to the assumptions, exclusions, limitations and qualifications set forth herein, it is our opinion that:

1.	Hanes Central Services Europe is duly organised and is validly existing as a French société par actions simplifiée under the laws of the Republic of France, registered with the Commercial and Companies Registry of Nanterre under number 484 263 538 and has the corporate power and authority to enter into and perform its obligations under the Agreements;

2.	Hanes Central Services Europe has taken all necessary corporate actions to authorise its entry into, and performance under, the Agreements;

3.	[●], [●] and [●] are each duly empowered to execute the Agreements on behalf of Hanes Central Services Europe, and assuming the Agreements to which Hanes Central Services Europe is a party have been actually signed by such persons, each of the Agreements has been duly executed and delivered by Hanes Central Services Europe;

4.	Hanes Finance Europe is duly organised and is validly existing as a French société par actions simplifiée under the laws of the Republic of France, registered with the Commercial and Companies Registry of Nanterre under number 391 620 309 and has the corporate power and authority to enter into and perform its obligations under the Agreements;

5.	Hanes Finance Europe has taken all necessary corporate actions to authorise its entry into, and performance under, the Agreements;

6.	[●], [●] and [●] are duly empowered to execute the Agreements on behalf of Hanes Finance Europe, and assuming the Agreements to which Hanes Finance Europe is a party have been actually signed by such persons, each of the Agreements has been duly executed and delivered by Hanes Finance Europe;

7.	Hanes France is duly organised and is validly existing as a French société par actions simplifiée under the laws of the Republic of France, registered with the Commercial and Companies Registry of Nanterre under number 488 727 298 and has the corporate power and authority to enter into and perform its obligations under the Agreements;

8.	Hanes France has taken all necessary corporate actions to authorise its entry into, and performance under, the Agreements;

9.	[●], [●] and [●] are duly empowered to execute the Agreements on behalf of Hanes France, and assuming the Agreements to which Hanes France is a party have been actually signed by such persons, each of the Agreements has been duly executed and delivered by Hanes France;

10.	Hanes Operations Europe is duly organised and is validly existing as a French société par actions simplifiée under the laws of the Republic of France, registered with the Commercial and Companies Registry of Nanterre under number 485 016 927 and has the corporate power and authority to enter into and perform its obligations under the Agreements;

11.	Hanes Operations Europe has taken all necessary corporate actions to authorise its entry into, and performance under, the Agreements;

12.	[●], [●] and [●] are duly empowered to execute the Agreements on behalf of Hanes Operations Europe, and assuming the Agreements to which Hanes Operations Europe is a party have been actually signed by such persons, each of the Agreements has been duly executed and delivered by Hanes Operations Europe;

13.	the K-bis extract and the non-bankruptcy certificate for each of the Companies referred to in paragraphs B.5 to B.12 of Schedule 2 hereto do not reveal that any notice of judicial reorganisation (redressement judiciaire), financial accelerated safeguard (sauvegarde financière accélérée), accelerated safeguard (sauvegarde accélérée), safeguard (sauvegarde), judicial liquidation (liquidation judiciaire) or voluntary liquidation has been filed with the commercial and companies registry of Nanterre as of [●] 2016 in respect of each of the Companies;

14.	the entering into by each of the Companies of the Agreements does not conflict with the bylaws of each of the Companies;

15.

the choice of the laws of the State of New York to govern the terms and conditions of the Agreements is, under French law, a valid choice of law for the Companies and a French court would uphold such choice of law in any suit under the Agreements if it were brought in a French court in accordance with and subject to the terms of the EC Regulation n° 593/2008 of the European Parliament and of the Council on the law applicable to contractual obligations dated 17 June 2008, to the extent that such choice of law was not made by any party in fraud of any other law and provided that the relevant provisions of the laws of the State of New York are produced in evidence before the French Courts, subject to the following limitations: (a) the application of the laws of the State of New York may be denied by a French court if it conflicts with French international public policy (ordre public international), (b) such choice of law will not prejudice the application by the French courts of overriding mandatory provisions (“lois de police”) of French law or, in so far as those overriding mandatory provisions render the performance of the Agreements unlawful, of the overriding mandatory provisions of the law of the country where the obligations arising out of any of the Agreements have to be or have been performed, (c) when all other elements relevant to the situation are located, at the time the law is chosen, in a country other than the country whose law has been chosen, the choice of such law will not prejudice the application by the French courts of mandatory provisions of the law of that other country and (d) when all other elements relevant to the situation at the time of the choice of law are located in one or more Member States, the parties’ choice of applicable law other than that of a Member State shall not prejudice the application of provisions of EU law, where appropriate as implemented in France, which cannot be derogated from by agreement; for the avoidance of doubt, we express no opinion as to any applicable conflict-of-law principles under the laws of the State of New York pursuant to which internal laws of another country or state would be applicable;

16.	assuming the validity of such actions under New York law, (i) the submission of each of the Companies to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York[1] pursuant to the Agreements is a valid submission to the jurisdiction of such courts, for the bringing of any action or proceeding arising out of or relating to the relevant New York law document and (ii) a judgment of any such court against the Company to pay a fixed and defined sum of money would be enforceable before French courts by means of exequatur, without further consideration of the merits of the case, if it is satisfied that the following conditions have been met:

•	such New York judgment was rendered by a court having jurisdiction over the matter in accordance with French rules of international conflicts of jurisdiction (including, without limitation, whether the dispute is clearly connected to the State of New York) and the French courts did not have exclusive jurisdiction over the matter;

•	such New York judgment does not contravene French international public policy rules, both pertaining to the merits (i.e. fundamental principles of French law) and to the procedure of the case;

•	such New York judgment is not tainted with fraud and the choice of jurisdiction is not fraudulent; and

•	such New York judgment does not conflict with a French judgment or a foreign judgment which has become effective in France and there are no proceedings pending before French courts at the time enforcement of the judgment is sought and having the same or similar subject matter as such New York judgment;

17.	the Companies are not granted by the laws of the Republic of France any immunity in respect of the bringing or enforcement of legal actions against them in the Republic of France; and

18.	the statements in the Preliminary Offering Memorandum and Offering Memorandum under the headings [●], to the extent that they constitute summaries of certain matters of French law or regulation or legal conclusions, fairly summarise the matters described therein in all material respects at the date of the Preliminary Offering Memorandum and Offering Memorandum.

[1]	Wording to be adjusted as the case may be depending on the drafting of the indenture.

C.	QUALIFICATIONS

The opinions expressed herein are further subject to the following exclusions, limitations and qualifications:

1.	we express no opinion on any law other than French law;

2.	laws from time to time in effect relating to bankruptcy, insolvency, judicial reorganisations, judicial liquidation, financial accelerated safeguard, accelerated safeguard, safeguard, ad hoc mandate (mandat ad hoc), conciliation (conciliation), reorganisation, moratorium or other laws or procedures affecting creditor’s rights generally may affect, vary and limit (i) the obligations of each of the Companies under the Agreements and (ii) the enforcement of the Agreements, as well as the remedies available;

3.	we have made no investigation as to the accuracy and exhaustiveness of the facts (including statements of foreign law) contained in the documents referred to in this opinion letter;

4.	we express no opinion as to matters of fact, nor as to questions of law which can be decided only on the basis of matters of fact nor as to the effect that facts, whether known to us or not, may have on the opinions given herein;

5.	our opinions in paragraphs B.1, B.4, B.7 and B.10 above are based only upon a review of the bylaws and the K-bis extract of each of the Companies referred to in paragraphs B.1 to B. 8 of Schedule 2 hereto;

6.	our opinion in paragraph B.13 above is based only upon a review of the K-bis extract and the non-bankruptcy certificate of each of the Companies referred to in paragraphs B.5 to B. 12 of Schedule 2 hereto;

7.	it should be noted that the K-bis extracts and the non-bankruptcy certificates referred to in paragraphs B.5 to B.12 of Schedule 2 hereto are not conclusively capable of revealing (i) whether as at [•] 2016, an application for or a court order has been made for a financial accelerated safeguard, an accelerated safeguard, a safeguard or to commence a judicial reorganisation or judicial liquidation in respect of the Companies or (ii) any other change affecting the status of the Companies (including for the avoidance of doubt voluntary liquidation), since notice of these matters may not have been filed immediately with the competent Registrar of the Commercial Court (Greffe du Tribunal de Commerce) or, having been filed, may not yet have been registered by the Commercial and Companies Registry and may not appear on the K-bis extract or on the non-bankruptcy certificate; it being furthermore specified that (i) any mention relating to a safeguard, an accelerated safeguard or a financial accelerated safeguard would be mandatorily removed from the K-bis extract and the non-bankruptcy certificate 3 years after the date of the judgment that implemented (arrêté) the safeguard plan in respect of such safeguard, accelerated safeguard or financial accelerated safeguard, even if the safeguard plan is still ongoing at such time, (ii) any mention relating to a judicial reorganisation would be mandatorily removed from the K-bis extract and the non-bankruptcy certificate 5 years after the date of the judgment that implemented the judicial reorganisation plan in respect of such judicial reorganisation, even if the judicial reorganisation plan is still ongoing at such time and (iii) an ad hoc mandate or a conciliation will not appear in the K-bis extract and the non-bankruptcy certificate;

8.	any party may only enforce a payment obligation under the relevant Agreement if it obtains a court judgment or measure or another official act which renders such obligations executory (titre exécutoire);

9.	the enforcement in France of the Agreements will be subject to French rules of civil procedure. In particular, any document in a foreign language must be translated into French in order to be submitted as evidence in any action or proceeding before a French court;

10.	the term enforceable, as set forth in our opinions above, means that the relevant judgments in connection with the Agreements are of a type which French courts enforce and does not mean that these judgments will necessarily be enforced in all circumstances in accordance with their terms;

11.	pursuant to Article 1152 of the French Civil Code, a French judge has the power to decrease or increase liquidated damages, including default interest, if they are deemed the relevant clause through which the parties predetermines in advance the amount of damages due by the relevant debtor in the case of late performance or breach of contract (clause pénale) is manifestly excessive or derisory, as the case may be;

12.	a French court has power under Articles 1244-1, 1244-2 and 1244-3 of the French Civil Code, taking into account the position of the debtor(s) and the needs of the creditor(s), to grant time to the debtor(s) to make payments (not in excess of two years), or to reduce the rate of interest applicable to deferred payments (but not lower than the legal interest rate) or to decide that payments will first be applied to principal. In such cases, any enforcement measures which are pending will be suspended by a court order and any contractual interest or penalty for late payment will not be due for the period ordered by the court;

13.	a clause stipulating that the invalidity of any provision of the agreement will not invalidate any other provisions of such agreement may not be enforced by French courts if the court considers that such clause is an essential provision of the agreement;

14.	a French court may decline jurisdiction if concurrent proceedings relating to the Agreements are being brought before another court having jurisdiction;

15.	the effectiveness of terms limiting or exculpating a person from liability is limited in the event of fraud, gross negligence (faute lourde) or willful misconduct (faute dolosive);

16.	the existence of any fraud (fraude), fraudulent use of law (fraude à la loi) or of any fictitious element may affect the opinions expressed above;

17.	many of the matters covered in this opinion have not been considered by French courts and French courts are not bound by precedents;

18.	notwithstanding any provision in the Agreements stating otherwise, claims may become time-barred under applicable statutes of limitations or may be or become subject to the defence of set-off or counterclaim;

19.	the enforcement of a debtor’s obligation may be restricted by rules relating to force majeure;

20.	French courts may recharacterise (requalifier) an agreement or undertaking notwithstanding the characterisation given to such agreement and undertaking by the parties thereto;

21.	any indemnity provision entitling one party to recover its legal and other enforcement costs and expenses from another pursuant to the Agreements may be limited to the recovery of such costs and expenses as the French court deems appropriate (Articles 695 et seq. of the French Civil Procedure Code);

22.	French courts may, if requested, render a judgment in a foreign currency in which a debt is expressed. However, if a judgment awarded by a French court were to be expressed in Euros, it would normally be expressed by reference to the exchange value of the relevant amount of the said foreign currency at the rate of exchange prevailing on the effective date of payment. If, after having obtained a judgment from a French court on any of the Agreements, any party to such Agreements were to seek a separate judgment on the basis of any clause relating to exchange rate indemnities, the court might hold that such a clause did not survive the original judgment;

23.	notwithstanding the statements made in paragraph (22) above, under French bankruptcy law, creditors’ claims denominated in foreign currencies are to be converted into Euro at the rate applicable on the date of the court’s decision ordering safeguard, accelerated safeguard, accelerated financial safeguarde, judicial reorganisation or judicial liquidation proceedings of the debtor;

24.	the entering into the Agreements by the parties thereto may be affected by one of the grounds for lack of consent (vices du consentement) set out in Article 1109 of the French Civil Code;

25.	it is a principle under French law that obligations are generally not capable of being specifically enforced (non susceptibles d’exécution forcée) (except where such obligations relate to the payment of a sum of money) and French courts may issue an award of damages (dommages et intérêts) where specific performance cannot be ordered or an award of damages is determined adequate;

26.	pursuant to French law, a right protected by a statute relating to public policy (ordre public) cannot be waived in advance;

27.	a conditional obligation arising from an agreement will not be enforced by French courts if completion of such condition is left to the discretionary power of the party undertaking such conditional obligation (condition potestative). Where an obligation is subject to such a condition potestative and such obligation is considered essential to the agreement, so that in the absence of such obligation the agreement would not have been entered into, the entire agreement may be invalidated, notwithstanding any provision to the contrary;

28.	an obligation in an agreement will be void if it is not fixed or not determinable (déterminé ou déterminable);

29.	there could be circumstances in which a French court would not treat as conclusive those certificates and determinations which the Agreements state are to be so treated;

30.	article 1154 of the French Civil Code provides that the capitalisation of interest is only enforceable where interest has accrued for at least one year;

31.	the duties and liabilities of the Companies under the Agreements are governed by mandatory provisions of law notwithstanding any contractual provision to the contrary;

32.	we express no opinion on taxation matters;

33.	the law of countries other than France may affect the opinions given herein;

34.	the effectiveness of any provisions relating to the choice of law to govern non-contractual obligations will be subject, where applicable, to Regulation EC 2007/864 on the law applicable to non-contractual obligations (the “Rome II Regulation”). The effectiveness of such provisions in situations where the Rome II Regulation does not apply is uncertain;

35.	we express no opinion on the validity and enforceability of the Agreements;

36.	notwithstanding the opinion in paragraph B.16, the validity and effectiveness as against the Companies of Clause [●] ([●]) of the Purchase Agreement and of Clause [●] ([●]) of the Indenture may be challenged, inter alia, in view of the decisions of the 1st Civil Chamber of the French Supreme Court dated 26 September 2012, 25 March 2015 and 7 October 2015;

37.	it is uncertain whether Article L. 313-22 of the French Monetary and Financial Code (pursuant to which beneficiaries of guarantees granted by French entities are obliged to indicate in writing to the relevant guarantors, prior to 31st March of each year, (i) the total of the sums guaranteed by the relevant guarantors as at 31st December of the preceding year, and (ii) the date of expiry of the obligations of such guarantors) would apply in connection with the Agreements; and

38.	we are acting only as special French legal counsel to the Companies in connection with the contemplated transaction, we do not represent and advise the Companies or any of their affiliates with respect to any other of their legal matters. Therefore, we are not familiar with all aspects of their business, with all of the contractual obligations they may have (other than under the Agreements) or with all judgments, awards or administrative rules, decisions or practices which may affect their legal position or business.

This opinion is given solely for the benefit of the Addressees. It may not be relied upon by any person other than the Addressees for any purpose and it may not be quoted, filed publicly or otherwise disclosed in whole or in part for any purpose without our prior written consent.

This opinion may nevertheless be disclosed on a strict non-reliance basis, in the form of a copy for information purposes only, to the following persons (each, a “Non-Reliance Recipient”):

(a)	on a strictly need-to-know basis only, affiliates, auditors and advisors (including employees and officers thereof) of an Addressee;

(b)	if and to the extent it is required or needed (e.g. in connection with any proceedings or actions in which matters relating to the Agreements and addressed by this opinion arise), a competent court or another competent legal, governmental, supervisory or regulatory authority;

(c)	if and to the extent it is required by statutory law or by any supervisory or regulatory authority, to any person as required by such statutory law or supervisory or regulatory authority; and

(d)	any potential assignee, potential transferee or potential sub-participant under the Agreements,

in each case provided the Addressee informs in writing the Non-Reliance Recipient that the opinion must be kept confidential and must not be transmitted or disclosed by such Non-Reliance Recipient to any other person and must not be used by any of such persons and, in case of (b) and (c), for any other purpose. No Non-Reliance Recipient may rely in any way upon the opinion for its own benefit (either jointly or severally) or for that of any other persons.

This opinion is given on the basis that it is governed by, and construed in accordance with, internal French law. Any reliance by any of the Addressees on this opinion or any part thereof shall be irrevocably deemed to be the agreement of such Addressee that any dispute arising therefrom or in connection therewith shall be determined under internal French law and shall be submitted to the exclusive jurisdiction of the appropriate courts in the jurisdiction of the Court of Appeal of Paris, France.

Yours faithfully,

Samuel Pariente

SCHEDULE 1

List of Initial Purchasers

Barclays Bank PLC

Merrill Lynch International

HSBC Securities (USA) Inc.

J.P. Morgan Securities plc

BB&T Capital Markets, a division of BB&T Securities, LLC

PNC Capital Markets LLC

SunTrust Robinson Humphrey, Inc.

SCHEDULE 2

A.	Agreements

1.	Executed copy of the indenture governing the Notes dated [●] 2016 entered into between, amongst others, (i) [Hanesbrands Finance Luxembourg S.C.A.] as issuer, (ii) the Companies as guarantors and (iii) [U.S. Bank Trustees Limited] as trustee (the “Indenture”);

2.	Executed copy of the purchase agreement dated [●] 2016 entered into between, amongst others, (i) [Hanesbrands Finance Luxembourg S.C.A.] as issuer, (ii) [●] as initial purchasers and (iii) the Companies as guarantors (the “Purchase Agreement”); and

3.	The preliminary offering memorandum relating to the Notes dated [●] 2016 (the “Preliminary Offering Memorandum”) as well as the final version thereof dated [●] 2016 (the “Offering Memorandum”).

B.	Corporate Documents

1.	Certified true copy of the bylaws (Statuts) of Hanes Central Services Europe dated as of 22 January 2016.

2.	Certified true copy of the bylaws (Statuts) of Hanes Finance Europe dated as of 22 January 2016.

3.	Certified true copy of the bylaws (Statuts) of Hanes France dated as of 22 January 2016.

4.	Certified true copy of the bylaws (Statuts) of Hanes Operations Europe dated as of 22 January 2016.

5.	Original copy of the K-bis extract (Extrait K-bis) for Hanes Central Services Europe issued on [●] 2016 by the Registre du Commerce et des Sociétés of Nanterre and valid as of [●] 2016.

6.	Original copy of the K-bis extract (Extrait K-bis) for Hanes Finance Europe issued on [●] 2016 by the Registre du Commerce et des Sociétés of Nanterre and valid as of [●] 2016.

7.	Original copy of the K-bis extract (Extrait K-bis) for Hanes France issued on [●] 2016 by the Registre du Commerce et des Sociétés of Nanterre and valid as of [●] 2016.

8.	Original copy of the K-bis extract (Extrait K-bis) for Hanes Operations Europe issued on [●] 2016 by the Registre du Commerce et des Sociétés of Nanterre and valid as of [●] 2016.

9.	Original copy of non-bankruptcy certificate (Certificat de non-faillite) for Hanes Central Services Europe issued on [●] 2016 by the Registre du Commerce et des Sociétés of Nanterre and valid as of [●] 2016.

10.	Original copy of non-bankruptcy certificate (Certificat de non-faillite) for Hanes Finance Europe issued on [●] 2016 by the Registre du Commerce et des Sociétés of Nanterre and valid as of [●] 2016.

11.	Original copy of non-bankruptcy certificate (Certificat de non-faillite) for Hanes France issued on [●] 2016 by the Registre du Commerce et des Sociétés of Nanterre and valid as of [●] 2016.

12.	Original copy of non-bankruptcy certificate (Certificat de non-faillite) for Hanes Operations Europe issued on [●] 2016 by the Registre du Commerce et des Sociétés of Nanterre and valid as of [●] 2016.

13.	Copy of the written resolution of the sole shareholder of Hanes Central Services Europe dated [●] 2016.

14.	Copy of the written resolution of the sole shareholder of Hanes Finance Europe dated [●] 2016.

15.	Copy of the written resolution of the sole shareholder of Hanes Operations Europe dated [●] 2016.

16.	Copy of the written decisions of the President (Président) of Hanes France dated [●] 2016.

17.	Copy of the power of attorney granted by Gerald W. Evans, Jr., as President (Président) of Hanes Central Services Europe, in favour of Joia M. Jonson, M. Scott Lewis and Donald F. Cook, dated [●] 2016.

18.	Copy of the power of attorney granted by Gerald W. Evans, Jr. as legal representative of Hanes France, President (Président) of Hanes Finance Europe, in favour of Joia M. Jonson, M. Scott Lewis and Donald F. Cook, dated [●] 2016.

19.	Copy of the power of attorney granted by Gerald W. Evans, Jr., as President (Président) of Hanes Operations Europe, in favour of Joia M. Jonson, M. Scott Lewis and Donald F. Cook, dated [●] 2016.

ANNEX I

Form of A&L Goodbody Opinion

Our ref | PMM/LJN 01418230	Your ref |	Date | [ ] May 2016

DRAFT 12.05.16 –

SUBJECT TO FURTHER REVIEW OF DOCUMENTATION AND COMMENT

[Barclays Bank PLC]

(as Representative of the several Initial Purchasers listed in Schedule 1 to the Purchase Agreement (as defined below))

[US Bank Trustees Limited]

(as Trustee (as defined in the Indenture (as defined below)) (and together with the Initial Purchasers, the Addressees)2

Maidenform Brands International Limited -

Guarantee of €[●],000,000 [●]% [Senior] Notes due 202[6]

Dear Sirs

We act as Irish legal counsel to Maidenform Brands International Limited (the Company). This opinion is furnished to you (i) pursuant to clause [6(h)(●)] of the Purchase Agreement in connection with the offering by Hanesbrands Finance Luxembourg S.C.A., a corporate partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the Issuer) of €[●],000,000 in aggregate principal amount of [●]% [Senior] Notes due 202[6] (the Notes) fully and unconditionally guaranteed by the Company on a senior unsecured basis (the Guarantee) (together, the Transaction).

1.	We have examined copies of:

1.1.	a purchase agreement dated [●] May 2016 among the Issuer, the guarantors party thereto (including the Company) and Barclays Bank PLC, as Representatives of the several Initial Purchasers listed in Schedule 1 thereto (the Purchase Agreement);

1.2.	the indenture dated as of [●] May 2016 relating to the Notes made among the Issuer, the guarantors party thereto (including the Company) and the Trustee (the Indenture);

1.3.	the Preliminary Offering Memorandum dated [●] May 2016 relating to the offering of the Notes (including the Guarantee) (the Preliminary Memorandum);

1.4.	the Final Offering Memorandum dated [●] May 2016 relating to the offering of the Notes (including the Guarantee) (the Final Memorandum);

1.5.	a corporate certificate of the Company dated [●] May 2016 (the Certificate) attaching:

1.5.1.	copies of the certificates of incorporation and the memorandum and articles of association (the Constitution) of the Company;

[2]	Identity and details of Addressees to be confirmed.

1.5.2.	a copy of the written resolution of all of the directors of the Company dated [●] May 2016;

1.5.3.	a copy of the power of attorney of the Company dated [●] May 2016; and

and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

In this opinion, Agreements means the Purchase Agreement and the Indenture (including the Guarantee). Terms defined in the Agreements have the same meaning in this opinion.

This opinion is confined to matters of Irish law as applied by the Irish courts as at the date hereof and is given on the basis that it shall be governed by and construed in accordance with Irish law without reference to the provision of other laws imported by private international law. We have made no investigation of, and express no opinion as to, the laws of any other jurisdiction.

This opinion is limited strictly to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

2.	For the purpose of giving this opinion we have assumed:

2.1.	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2.	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed and are in full force and effect;

2.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4.	that the Constitution attached to the Certificate is correct and up to date;

2.5.	the current and ongoing accuracy and completeness as to factual matters of the representations and warranties of the Company contained in the Agreements and the accuracy as to factual matters of all certificates (including the Certificate) provided to us by the Company;

2.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Agreements;

2.7.	without having made any investigation, that the terms of the Agreements are lawful and fully enforceable under the laws of the State of New York and any other applicable laws other than the laws of Ireland;

2.8.	that the Preliminary Memorandum and the Final Memorandum have been published, and that the Agreements have each been executed and delivered by each of the parties thereto (other than the Company) in the respective forms examined by us;

2.9.	the due authorisation, execution and delivery of the Agreements by each of the parties thereto (other than the Company) and that the performance thereof is within the capacity and power of each of the parties thereto (other than the Company);

2.10.	that any offer of Notes and provision of the Guarantee in the European Economic Area will only be made in accordance with the terms of Clause [1 (Purchase and Resale of the Securities)] of the Purchase Agreement;

2.11.	that each of the parties to the Agreements (other than the Company) are able lawfully to enter into such agreement or deed;

2.12.	that the Notes will have been duly prepared and completed in accordance with the provisions and arrangements contained or described in the Preliminary Memorandum, the Final Memorandum and the Indenture;

2.13.	that none of the resolutions and authorities of the directors of the Company referred to in 1.5 above, contained in the Certificate, upon which we have relied, will be varied, amended or revoked in any respect;

2.14.	the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will enter into the Transaction in good faith, for its legitimate and bona fide business purposes and that the Company is or will be fully solvent at the time of and immediately following the entry into the Transaction; no resolution or petition for the appointment of a liquidator or examiner will have been passed or presented prior to the entry into the Transaction; no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the entry into the Transaction; and no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members), other than as part of a solvent reorganisation of the Company’s group of companies, will have been proposed, sanctioned or approved in relation to the Company prior to the entry into the Transaction;

2.15.	the accuracy and completeness of all information appearing on public records;

2.16.	that the Company will not, by its entry into the Agreements and performance of the transactions contemplated thereby, be giving financial assistance for the purposes of Section 82 of the Companies Act, 2014 (as amended) (the Act) (or any analogous legislation in any relevant jurisdiction);

2.17.	that none of the transactions contemplated by the Agreements and the Notes are prohibited by virtue of Section 239 of the Act, which prohibits certain transactions between companies and its directors or persons connected with its directors;

2.18.	that the Company has entered into the Agreements in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Agreements commensurate with the risks undertaken by it in the Agreements;

2.19.	on each interest payment date the Notes are listed on a recognised stock exchange (the Luxembourg Stock Exchange is recognised for this purpose) and will be held in a recognised clearing system (Clearstream and Euroclear are so recognised); and

2.20.	the paying agent through which interest on the Notes is actually paid will not be in Ireland, will not be resident in Ireland and does not carry on a trade in Ireland through a branch or agency.

3.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this opinion. Subject to that qualification, the assumptions set out at 2 above and the qualifications set out at 4 below, we are of the opinion that:

3.1.	the Company is a company duly incorporated under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office and the Central Office and Judgments Office of the High Court on [●] May 2016, the Company is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over the Company or to wind up the Company;

3.2.	the Company is not entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland;

3.3.	the Company has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute, deliver and perform the obligations undertaken by it under the Agreements and the Notes (including the Guarantee) and the implementation by the Company of the foregoing will not cause:

3.3.1.	any limit on it or on its directors (whether imposed by the documents constituting the Company or by statute or regulation) to be exceeded;

3.3.2.	a violation of the Constitution; or

3.3.3.	any law or order to be contravened;

3.4.	the Agreements have been duly executed and delivered on the Company’s behalf;

3.5.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the Agreements, the Notes, Preliminary Memorandum and Final Memorandum or the performance by the Company of its obligations pursuant to the Agreements, the Notes, Preliminary Memorandum and Final Memorandum are required to be obtained in Ireland;

3.6.	it is not necessary under the laws of Ireland that the Agreements, the Preliminary Memorandum, the Final Memorandum or the Notes be filed, registered, recorded, or notarised in any public office in Ireland;

3.7.	in any proceedings taken in Ireland for the enforcement of the Notes and the Agreements, the choice of the laws of the State of New York as the governing law of the contractual rights and obligations of the parties under the Notes and the Agreements and the submission by the parties to the exclusive jurisdiction of the federal courts of the United States or the courts of New York, in each case located in the Borough of Manhattan (the Specified Courts), would be upheld by the Irish courts in accordance with or subject to the provisions of the Rome 1 Regulation EC No 593/2008 on the Law Applicable to Contractual Obligations, meaning that the courts of Ireland may only refuse to apply the choice of laws of the State of New York if such application is manifestly incompatible with Irish public policy (at the date hereof, we are not aware of any circumstances concerning the choice of the laws of the State of New York that would give rise to an Irish court holding that such choice violates Irish public policy, but it should be noted that matters of public policy are subjective and evolving);

3.8.

in any proceedings taken in Ireland for the enforcement of a judgment obtained against the Company in the Specified Courts (a Foreign Judgment); the Foreign Judgment would be recognised and enforced by the courts of Ireland save that to enforce such a

Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:

3.8.1.	that the foreign court had jurisdiction, according to the laws of Ireland;

3.8.2.	that the Foreign Judgment was not obtained by fraud;

3.8.3.	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

3.8.4.	that the Foreign Judgment is final and conclusive;

3.8.5.	that the Foreign Judgment is for a definite sum of money; and

3.8.6.	that the procedural rules of the court giving the Foreign Judgment have been observed;

any such order of the Irish courts may be expressed in a currency other than euro in respect of the amount due and payable by the Company but such order may be issued out of the Central Office of the Irish High Court expressed in euro by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of the Company, amounts claimed against the Company in a currency other than the euro (the Foreign Currency) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up;

3.9.	the Agreements and the Notes will not be liable to carry ad valorem tax or duty, registration tax, stamp duty or any similar tax or duty imposed by a competent authority of or within Ireland;

3.10.	under the laws of Ireland at the date hereof, the Company will not be required to make any deduction or withholding in respect of tax from any payment made by the Company pursuant to the Guarantee given by the Company under the Agreements;

3.11.	the Addressees will not for Irish tax purposes be deemed resident, domiciled, or carrying on a business subject to taxation in Ireland merely by reason of the execution and delivery and performance of any of the Agreements or the consummation of the transactions contemplated thereby;

3.12.	the statements made in each of (i) the Preliminary Memorandum and (ii) the Final Memorandum in respect of the Notes concerning Irish insolvency risk factors in the section entitled [”Certain insolvency considerations and limitations on the validity and enforceability of the guarantees”], concerning the guarantee of the Notes by an Irish Guarantor (as defined therein) in the section entitled [”Certain insolvency considerations and limitations on the validity and enforceability of the guarantees”] and the enforceability of court judgments obtained in the United States in Ireland in the section entitled [”Service of process and enforcement of judgments”] are correct in all material respects under Irish law;

3.13.	the claims of the persons entitled against the Company under the Agreement will rank at least pari passu with the claims of other unsecured creditors of the Company other than those claims which are preferred by virtue of mandatory provisions of law.

4.	The opinions set forth in this opinion letter are given subject to the following qualifications:

4.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

4.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

4.3.	this opinion is subject to the general laws relating to the limitation of actions in Ireland;

4.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the Agreements might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect, or arbitrary basis or not to have been made in good faith;

4.5.	additional interest imposed by any clause of the Agreements might be held to constitute a penalty and the provisions of that clause imposing additional interest would thus be held to be void. The fact that such provisions are held to be void would not in itself prejudice the legality and enforceability of any other provisions of the Agreements but could restrict the amount recoverable by way of interest under such Agreements;

4.6.	claims may be or become subject to defences of set-off or counter-claim;

4.7.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with Regulation (EU) No 1215/2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters;

4.8.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

4.9.	a waiver of all defences to any proceedings may not be enforceable;

4.10.	any transfer of, or payment in respect of a Note (including the Guarantee thereof) or Agreement involving any country or person which is currently the subject of an order made by the Minister for Finance of Ireland restricting financial transfers pursuant to the Financial Transfers Act, 1992 and/or Section 42 of the Criminal Justice (Terrorist Offences) Act, 2005 and any transfer of, or payment in respect of, a Note or Agreement involving the government of any country which is currently the subject of United Nations sanctions, any person or body resident in, incorporated in or constituted under the laws of any such country or exercising public functions in any such country or any person or body controlled by any of the foregoing may be subject to restrictions pursuant to such sanctions as implemented in Irish law;

4.11.	the position with regards to whether withholding tax is to be imposed on payments made pursuant to a guarantee is somewhat unclear. There are two alternative treatments. The first (and what is generally regarded as being the better view) is that the payment takes the nature of the underlying obligation. In those circumstances and if for example the underlying obligation is a payment of interest that would not be subject to Irish withholding tax itself, then no withholding would be imposed on a payment pursuant to the guarantee. The alternative analysis is that the payment has a nature separate from the underlying obligation. In such circumstances, withholding tax would only be imposed if the payment was treated as an “annual payment” for tax purposes. The fact that in most cases, a recipient of a payment would take that payment into account only as one component in the overall calculation of trading income for the relevant period means that it is unlikely that the payment would be an “annual payment” for tax purposes and thus subject to withholding tax; and

4.12.	we express no opinion on any taxation matters, other than as set out at 3.9, 3.10 and 3.11 above, or on the contractual terms of the relevant documents other than by reference to the legal character thereof.

This opinion is addressed only to the Addressees and may be relied upon only by the Addressees for their sole benefit in connection with the Transaction and may not be relied on by any assignees of any such persons or any other person, it being understood that the opinion is given as of the date hereof and may not be relied upon as of any later date.

Yours faithfully,

ANNEX J

Form of Walkers Opinion

[●] May 2016	Our Ref: JB/SE/H0856-139411

ADDRESSEES LISTED IN SCHEDULE 4

Dear Sirs

CHOLOMA, INC.

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to the Documents (as defined in Schedule 1) being entered into by Choloma, Inc. (the “Company”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.	The Company has full corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under the Documents.

3.	The Documents to which the Company is a party have been duly authorised and executed and, when delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

4.	The execution, delivery and performance of the Documents to which the Company is a party, the consummation of the transactions contemplated thereby and the compliance by the Company with the terms and provisions thereof do not:

(a)	contravene any law, public rule or regulation of the Cayman Islands applicable to the Company which is currently in force; or

(b)	contravene the Memorandum and Articles of Association of the Company.

5.	Neither:

(a)	the execution, delivery or performance of any of the Documents to which the Company is a party; nor

(b)	the consummation or performance of any of the transactions contemplated thereby by the Company,

requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

6.	The law (if any) chosen in each of the Documents to which the Company is a party to govern its interpretation would be upheld as a valid choice of law in any action on that Document in the courts of the Cayman Islands (the “Courts” and each a “Court”).

7.	Save as set out in qualification 2 in Schedule 3, there are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Documents or on any payment to be made by the Company or any other person pursuant to the Documents. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

8.	None of the parties to the Documents is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party.

9.	A judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) will be recognised and enforced in the Courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands (the “Grand Court”), where the judgment:

(a)	is final and conclusive;

(b)	is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

(c)	is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief (following Bandone Sdn Bhd v Sol Properties Inc. [2008] CILR 301); and

(d)	was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

10.	It is not necessary under the laws of the Cayman Islands that any of the Documents be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity or enforceability of any of the Documents.

11.	It is not necessary under the laws of the Cayman Islands:

(a)	in order to enable any party to any of the Documents to enforce their rights under the Documents; or

(b)	solely by reason of the execution, delivery and performance of the Documents,

that any party to any of the Documents should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof.

12.	Based solely upon our examination of the Court Register (as defined in Schedule 1) we confirm that at the Search Time (as defined in Schedule 1) there are no actions, suits or proceedings pending against the Company before the Grand Court and no steps have been, or are being, taken compulsorily to wind up the Company.

13.	The statements contained in the Offering Memoranda (as defined in Schedule 1 hereto) with regard to Cayman Islands’ law and the incorporation and legal status of the Company under the captions “Listing and General Information – The Issuer and the Guarantors – The Guarantors”, “Limitations on Validity and Enforceability of Guarantees and Security” and “Enforcement of Civil Liabilities – Cayman Islands” are true and accurate.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 5 June 2001, Memorandum and Articles of Association as registered on 5 June 2001, Register of Members, Register of Directors and Register of Mortgages and Charges, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on [●] May 2016.

3.	The Register of Writs and other Originating Process of the Grand Court kept at the Clerk of Court’s Office, George Town, Grand Cayman (the “Court Register”), examined at 9.00am on [●] May 2016 (the “Search Time”).

4.	A copy of a Certificate of Good Standing dated [●] May 2016 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

5.	A copy of executed written resolutions of the Board of Directors of the Company dated [●] May 2016 (the “Resolutions”).

6.	Copies of the following executed documents:

(a)	the indenture dated [●] May 2016 among Hanesbrands Finance Luxembourg S.C.A. (the “Issuer”), the Company as a guarantor, the other guarantors named therein and U.S. Bank Trustees Limited as trustee; and

(b)	the purchase agreement dated [●] May 2016 among the Issuer, the Company as a guarantor, the other guarantors named therein and Barclays Bank plc and [●] as initial purchasers (the “Initial Purchasers”).

The documents listed in paragraphs 6(a) to (b) above inclusive are collectively referred to in this opinion as the “Documents”.

7.	The preliminary offering memorandum dated [●] May 2016 (the “Preliminary Offering Memorandum”) issued by the Issuer in relation to the issue of €[●],000,000 [●]% Senior Notes due 20[24] (the “Notes”).

8.	The final offering memorandum dated [●] May 2016 (the “Final Offering Memorandum” and together with the Preliminary Offering Memorandum the “Offering Memoranda”) issued by the Issuer in relation to the issue of the Notes.

SCHEDULE 2

ASSUMPTIONS

1.	There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Documents and, insofar as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.	The Documents are within the capacity, power, and legal right of, and have been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company).

3.	The Documents constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

4.	The choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

5.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

6.	All conditions precedent, if any, contained in the Documents have been or will be satisfied or waived.

7.	The Board of Directors of the Company considers the execution of the Documents and the transactions contemplated thereby to be in the best interests of the Company.

8.	No disposition of property effected by the Documents is made for an improper purpose or wilfully to defeat an obligation owed to a creditor and at an undervalue.

9.	The Company was on the date of execution of the Documents to which it is a party able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by any of the Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Documents the Company will be able to pay its debts as they become due from its own moneys.

10.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions or any power of attorney given by the Company to execute the Documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate. The Documents conforms in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

11.	Any Document was either executed as a single physical document (whether in counterpart or not) in full and final form or, where any Document was executed by or on behalf of any company, body corporate or corporate entity, the relevant signature page was attached to such Document by, or on behalf of, the relevant person or otherwise with such person’s express or implied authority.

12.	The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof.

13.	The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

14.	There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Documents or restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

15.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

16.	The Resolutions and any power of attorney given by the Company to execute the Documents remain in full force and effect and have not been revoked or varied.

17.	No resolution voluntarily to wind up the Company has been adopted by the members and no event of a type which is specified in the Articles of Association of the Company as giving rise to the winding up of the Company (if any) has in fact occurred.

18.	As a matter of all relevant laws (other than the laws of the Cayman Islands), any power of attorney given by the Company to execute the Documents has been duly executed by the Company and constitutes the persons named therein as the duly appointed attorney of the Company with such authority as is specified therein.

19.	None of the Documents constitute a security interest for the purposes of all relevant laws other than the laws of the Cayman Islands.

SCHEDULE 3

QUALIFICATIONS

1.	The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the Courts enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)	enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)	to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Documents that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard;

(j)	the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	Cayman Islands stamp duty will be payable on any Document if it is executed in or brought to the Cayman Islands, or produced before a Court.

3.	A certificate, determination, calculation or designation of any party to the Documents as to any matter provided therein might be held by a Court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

4.	If any provision of the Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Courts notwithstanding any express provisions in this regard.

5.	Every conveyance or transfer of property, or charge thereon, and every payment obligation and judicial proceeding, made, incurred, taken or suffered by a company at a time when that company was unable to pay its debts within the meaning of section 93 of the Companies Law (2013 Revision) (as amended) of the Cayman Islands (the “Companies Law”), and made or granted in favour of a creditor with a view to giving that creditor a preference over the other creditors of the company, would be invalid pursuant to section 145(1) of the Companies Law, if made, incurred, taken or suffered within the six months preceding the commencement of a liquidation of the Company. Such actions will be deemed to have been made with a view to giving such creditor a preference if it is a “related party” of the company. A creditor shall be treated as a related party if it has the ability to control the company or exercise significant influence over the company in making financial and operating decisions.

6.	Any disposition of property made at an undervalue by or on behalf of a company and with an intent to defraud its creditors (which means an intention to wilfully defeat an obligation owed to a creditor), shall be voidable:

(a)	under section 146(2) of the Companies Law at the instance of the company’s official liquidator; and

(b)	under the Fraudulent Dispositions Law, at the instance of a creditor thereby prejudiced,

provided that in either case, no such action may be commenced more than six years after the date of the relevant disposition.

7.	If any business of a company has been carried on with intent to defraud creditors of the company or creditors of any other person or for any fraudulent purpose, the Court may declare that any persons who were knowingly parties to the carrying on of the business of the company in such manner are liable to make such contributions, if any, to the company’s assets as the Court thinks proper.

8.	Notwithstanding any purported date of execution in any of the Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Documents may provide that they have retrospective effect as between the parties thereto alone.

9.	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

10.	Under the laws of the Cayman Islands, persons who are not party to a Document (other than beneficiaries under properly constituted trusts or persons acting pursuant to powers contained in a deed poll) have no direct rights or obligations under such Document unless such Document expressly provides in writing that such persons may in their own right enforce a term of such Document under The Contracts (Rights of Third Parties) Law, 2014 of the Cayman Islands.

11.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section

200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

12.	The Court Register may not reveal whether any out of court appointment of a liquidator or a receiver has occurred. The Court Register may not constitute a complete record of the proceedings before the Grand Court as at the Search Time including for the following reasons:

(a)	it may not reveal whether any documents filed subsequently to an originating process by which new causes of action and/or new parties are or may be added (including amended pleadings, counterclaims and third party notices) have been filed with the Grand Court;

(b)	it may not reveal any originating process (including a winding up petition) in respect of the Company in circumstances where the Court has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise);

(c)	it may not be updated every day;

(d)	documents may have been removed from it, or may not have been placed on it, where an order has been made to that effect in a particular cause or matter; and

(e)	it may not reveal any orders made ex parte on an urgent basis where the originating process is issued subsequently pursuant to an undertaking given to the Court at the time the order is made.

13.	We express no opinion upon any provisions in the Articles of Association of the Company or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute.

14.	We express no opinion upon the effectiveness of any clause of the Documents which provides that the terms of such Document may only be amended in writing.

15.	All powers of attorney granted by the Company in any of the Documents must be duly executed as deeds or under seal by persons authorised to do so:

(a)	if governed by the laws of the Cayman Islands; and/or

(b)	in order for the donee of the power and certain third parties to benefit from certain provisions of the Powers of Attorney Law (1996 Revision) of the Cayman Islands (the “Power of Attorney Law”).

16.	All powers of attorney granted by the Company in the Documents which by their terms are expressed to be irrevocable are irrevocable pursuant to the provisions of the Power of Attorney Law only if:

(a)	executed as a deed or under seal by persons authorised to do so; and

(b)	given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee.

Where a power of attorney granted by the Company is expressed to be irrevocable and is given to secure:

(i)	a proprietary interest of the donee of the power; or

(ii)	the performance of an obligation owed to the donee,

then, so long as the donee has that interest or the obligation remains undischarged, the power shall not be revoked:

(iii)	by the donor without the consent of the donee; or

(iv)	by the death, incapacity or bankruptcy of the donor, or if the donor is a body corporate, by its winding-up or dissolution.

17.	We render no opinion as to the specific enforcement as against the Company of covenants granted by the Company to do or to omit to do any action or other matter which is reserved by applicable law or the Company’s constitutional documents to the Company’s members or any other person.

18.	Where a document provides for an exclusive or non-exclusive jurisdiction clause submitting (or permitting the submission) to the jurisdiction of the Courts, a Court may decline to accept jurisdiction in any matter where:

(a)	it determines that some other jurisdiction is a more appropriate or convenient forum;

(b)	another court of competent jurisdiction has made a determination in respect of the same matter; or

(c)	litigation is pending in respect of the same matter in another jurisdiction.

Proceedings may be stayed in the Cayman Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction.

19.	Where a document provides for an exclusive jurisdiction clause submitting to a jurisdiction of a court other than the Courts, notwithstanding any provision of the document providing for the exclusive jurisdiction of a court other than the Courts, the Court may, if it is satisfied that it is just and equitable to allow such proceedings to continue in the Cayman Islands:

(a)	decline to stay proceedings issued in contravention of such provision; or

(b)	grant leave to serve Cayman Islands proceedings out of the Cayman Islands.

20.	If any amount paid by or to any party to the Documents or any property received or disposed of by any party to the Documents in each case in connection with the performance of the Documents or the consummation of the transactions contemplated thereby (any such amount or property, the “Relevant Property”) constitutes or will constitute criminal property (as defined in the Proceeds of Crime Law (2014 Revision) (as amended) of the Cayman Islands (the “Proceeds of Crime Law”) or terrorist property (as defined in the Terrorism Law (2015 Revision) of the Cayman Islands (the “Terrorism Law”)) then an offence may be committed under the Proceeds of Crime Law. If the performance of the Documents or the consummation of the transactions contemplated thereby constitutes an arrangement which facilitates the retention or control by or on behalf of another person of terrorist property by concealment, by removal from the jurisdiction or by transfer to nominees or if any party to the Documents:

(a)	pays, disposes of or receives any Relevant Property with the intention that it should be used, or with reasonable cause to suspect that it will or may be used, for the purposes of terrorism;

(b)	knows or has reasonable cause to suspect that Relevant Property has been used directly or indirectly in the commission of an act of terrorism or will or may be used for the purposes of terrorism; or

(c)	acquires Relevant Property as a result of or in connection with acts of terrorism,

then an offence may be committed under the Terrorism Law.

21.	We express no opinion on and our opinions are subject to the effect, if any, of any provisions of any Document that relies upon financial or numerical computation.

SCHEDULE 4

ADDRESSEES

Barclays Bank PLC as Representative of the several Initial Purchasers

[●]

DRAFT 2– 13 May 2016

[Date] May 2016	Our Ref: AOD/lm/H0856-139411

Addressees listed in Schedule 4

Dear Sirs

MAIDENFORM (ASIA) LIMITED

We have been asked to provide this legal opinion to you with regard to the laws of the British Virgin Islands in relation to the Documents (as defined in Schedule 1) being entered into by Maidenform (Asia) Limited (the “Company”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are British Virgin Islands Lawyers and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the British Virgin Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is a company duly incorporated under the International Business Companies Act, 1984 and has been re-registered under the BVI Business Companies Act, 2004 (as amended) (the “BVI BCA”) and validly exists as a BVI business company limited by shares in the British Virgin Islands. Based solely on the Registered Agent’s Certificate referred to in Schedule 1 and the Certificate of Good Standing referred to in Schedule 1, the Company is in good standing under the laws of the British Virgin Islands.

2.	The Company has full corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under the Documents.

3.	The Documents to which the Company is a party have been duly authorised and executed and, when delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

4.	The execution, delivery and performance of the Documents, to which the Company is a party, the compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby do not:

(a)	contravene any law, public rule or regulation of the British Virgin Islands applicable to the Company which is currently in force; or

(b)	contravene the Memorandum and Articles of Association of the Company.

5.	Neither:

(a)	the execution, delivery or performance of any of the Documents to which the Company is a party; nor

(b)	the consummation or performance of any of the transactions contemplated thereby by the Company,

requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any British Virgin Islands governmental or judicial authority or agency.

6.	The law (if any) chosen in each of the Documents to which the Company is a party to govern its interpretation would be upheld as a valid choice of law in any action on that Document in the courts of the British Virgin Islands (the “Courts” and each a “Court”).

7.	It is not necessary under the laws of the British Virgin Islands that any of the Documents be registered or recorded in any public office or elsewhere in the British Virgin Islands in order to ensure the validity or enforceability of any of the Documents.

8.	Save as set out in qualification 21, there are no stamp duties, income taxes, corporate or capital gains taxes, withholdings, levies, registration taxes, estate duties, inheritance taxes or gift taxes or other duties or similar taxes or charges now imposed, or which under the present laws of the British Virgin Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Documents or on any payment to be made by the Company or any other person pursuant to the Documents.

9.	None of the parties to the Documents is or will be deemed to be resident, domiciled or carrying on business in the British Virgin Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party.

10.

Any final conclusive monetary judgment obtained against the Company in the High Court of England and Wales, Northern Ireland, or Court of Session in Scotland or any part of Her Majesty’s dominions in respect of which an order has been made under section 6(1) of the Reciprocal Enforcement of Judgments Act, Cap 65,

extending the operation of the said Act to that part of Her Majesty’s dominion, in respect of the Documents for a definite sum may be registered and enforced as a judgment of the Court under the Reciprocal Enforcement of Judgments Act provided that the following three conditions are fulfilled:

(a)	application must be made for registration of the judgment within twelve months of its date or such longer period as the Court may allow;

(b)	the Company must not be appealing or have the right and intention to appeal; and

(c)	the Court must consider it just and convenient in all circumstances of the case that the judgment be so enforced.

11.	Any monetary judgment obtained in a superior court of a part of the Commonwealth to which section 9 of the Foreign Judgments (Reciprocal Enforcement) Ordinance, Cap 27 applies may be registered and enforced in a Court provided:

(a)	the Governor of the British Virgin Islands is satisfied that reciprocal provisions have been made, or substantial reciprocity of treatment will be assured, with respect to the enforcement in that part of the Commonwealth of judgments given in the High Court of the British Virgin Islands (the “High Court”);

(b)	application must be made for registration of the judgment within six years after the day of the judgment, or, where there has been proceedings by way of appeal against the judgment, after the date of the last judgment given in the appeal proceedings;

(c)	the judgment given by such court was final and conclusive (notwithstanding that an appeal may be pending or that it may be subject to an appeal);

(d)	the judgment is capable of being enforced by execution in the superior court of that part of the Commonwealth; and

(e)	the judgment was not in respect of penalties, taxes, charges, fines or similar fiscal revenue obligations of the Company.

12.	In the case of a final and conclusive judgment obtained in a court of a foreign country (with which no reciprocal arrangements exist or extend) for either a liquidated sum (not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations), or in certain circumstances, for in personam non-money relief, such judgment will be recognised and enforced in the Court without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Court.

13.	With reference to paragraphs 10, 11 and 12 above, in each case, the Courts would enforce the relevant judgment, in the manner set out above, provided that:

(a)	the judgment had not been wholly satisfied;

(b)	such court had jurisdiction in the matter and the Company either submitted to the jurisdiction of the foreign court or was resident or carrying on business within such jurisdiction and was duly served with process;

(c)	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of a court;

(d)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy or for some other similar reason the judgment could not have been entertained by the Courts; and

(e)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

14.	It is not necessary under the laws of the British Virgin Islands:

(a)	in order to enable any party to any of the Documents to enforce their rights under the Documents; or

(b)	solely by reason of the execution, delivery and performance of the Documents,

that any party to any of the Documents should be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands or any other political subdivision thereof.

15.	Based solely on a search of:

(a)	the public records in respect of the Company maintained at the offices of the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”);

(b)	the High Court database of issued proceedings (the “High Court database”); and

(c)	the Civil Cause Book of the High Court for the period of one month immediately prior to the date of this opinion,

(together the “Searches”) conducted on the Search Date (as defined in Schedule 1) and the information contained within the Registered Agent’s Certificate referred to in Schedule 1 there are no actions, suits or proceedings pending against the Company before the High Court and the Searches do not reveal any steps having been taken in the British Virgin Islands for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of the Company (to the extent that such steps would result in a filing with the Registrar or the High Court and such filing has been made).

16.	The statements contained in the Offering Memoranda (as defined in Schedule 1 hereto) with regard to British Virgin Islands’ law and the incorporation and legal status of the Company under the captions “Listing and General Information – The Issuer and the Guarantors”, “Limitations on Validity and Enforceability of Guarantees and Security” and “Enforcement of Civil Liabilities – British Virgin Islands” are true and accurate.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 4 November 2002 and Memorandum and Articles of Association (which Memorandum and Articles of Association were registered on 4 November 2002) as obtained by us from the Registry of Corporate Affairs in the British Virgin Islands pursuant to the search referred to in paragraph 3 of this Schedule below.

2.	A copy of the Company’s Register of Members, and Register of Directors, as obtained by us from its registered agent (the “Registered Agent”) in the British Virgin Islands (the documents in this paragraph 2 and paragraph 1 immediately above, together the “Company Records”).

3.	The public records of the Company on file and available for inspection at the Registry of Corporate Affairs, examined at 9am on 5 May 2016 and updated at 9am on [Date] May 2016, (together the “Search Date”).

4.	The records of proceedings on file with, and available for inspection at the High Court, examined on the Search Date.

5.	A copy of a certificate issued by the Registered Agent of the Company in the British Virgin Islands dated [Date] (the “Registered Agent’s Certificate”).

6.	A copy of a Certificate of Good Standing dated 10 May 2016 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

7.	A copy of executed written resolutions of the Board of Directors of the Company dated [Date] 2016, (the “Resolutions”).

8.	Copies of the following executed documents:

(a)	the indenture dated [●] May 2016 among Hanesbrands Finance Luxembourg S.C.A. (the “Issuer”), the Company as a guarantor, the other guarantors named therein and U.S. Bank Trustees Limited as trustee; and

(b)	the purchase agreement dated [●] May 2016 among the Issuer, the Company as a guarantor, the other guarantors named therein and Barclays Bank plc and [●] as initial purchasers (the “Initial Purchasers”).

The documents listed in paragraphs 8 (a) to (b) above inclusive are collectively referred to in this opinion as the “Documents”.

9.	The preliminary offering memorandum dated [●] May 2016 (the “Preliminary Offering Memorandum”) issued by the Issuer in relation to the issue of €[●],000,000 [●]% Senior Notes due 20[24] (the “Notes”).

10.	The final offering memorandum dated [●] May 2016 (the “Final Offering Memorandum” and together with the Preliminary Offering Memorandum the “Offering Memoranda”) issued by the Issuer in relation to the issue of the Notes.

SCHEDULE 2

ASSUMPTIONS

1.	There are no provisions of the laws of any jurisdiction outside the British Virgin Islands which would be contravened by the execution or delivery of the Documents and, insofar as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the British Virgin Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.	The Documents are within the capacity, power, and legal right of, and have been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company).

3.	The Documents constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the British Virgin Islands).

4.	The choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the British Virgin Islands).

5.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Documents outside the British Virgin Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

6.	All conditions precedent, if any, contained in the Documents have been or will be satisfied or waived.

7.	No Director of the Company has an interest in the transactions contemplated by the Documents other than as disclosed in the Resolutions, or if any other interest does exist:

(a)	the material facts of the interest are known by the members and such transactions have been unanimously approved or ratified; or

(b)	the Company received fair value for the transactions.

8.	The Directors of the Company (acting honestly and in good faith) consider the execution of the Documents and the transactions contemplated thereby to be in the best interests of the Company.

9.	On the date of execution of the Documents, the Company was able to pay its debts as they became due, the Company had not failed to comply with the requirements of a statutory demand that had not been set aside under section 157 of the British Virgin Islands’ Insolvency Act, 2003 (as amended) (the “Insolvency Act”), and no execution or other process issued on a judgment, decree or order of a Court in favour of a creditor of the Company has been returned wholly or partly unsatisfied (each of which would mean that the Company is “Insolvent” for the purposes of the Insolvency Act), and the transactions contemplated by the Documents will not cause the Company to become Insolvent.

10.

No sale, transfer, lease, exchange or other disposition of property (“Disposition”) effected by the Documents nor any transaction contemplated thereby is a gift made for no consideration or for consideration the value of which, in money or money’s worth, is significantly less than the value, in money or money’s worth, of the consideration provided by the Company (an “Undervalue Transaction”), but if it is then the Company entered into the transaction in good faith and for the purposes of its business and, at the time the transaction was entered into, there were reasonable grounds for believing that the transaction would benefit the Company.

11.	The transactions contemplated by the Documents do not have the effect of putting a creditor of the Company into a position which, in the event of the Company going into insolvent liquidation, will be better than the position it would have been in if the transactions had not been entered into (an “Unfair Preference”), but if any of the transactions do have this effect, then such transactions are entered into in the ordinary course of business.

12.	To the extent that the terms of the transactions contemplated by the Documents relate to the provision of credit to the Company, and having regard to the risk accepted by the person providing the credit, the terms of the transactions are not such as to require grossly exorbitant payments to be made (whether unconditionally or in certain contingencies) in respect of the provision of credit, or which otherwise grossly contravenes ordinary principles of fair trading (an “Extortionate Credit Transaction”).

13.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions or any power of attorney given by the Company to execute the Documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents. Any Document executed under seal or as a deed was executed in a manner contemplated by the parties thereto, including without limitation:

(a)	by execution of the complete Document; and

(b)	where any signature or execution page of the Document was executed, whether or not at the time of execution of the signature or execution page the remainder of such Document was in final form, such page was attached to, added to, or compiled with, in each case whether physically or electronically, the remainder of such Document by or on behalf of the party executing it or otherwise with the party’s express or implied authority.

14.	The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof.

15.	The Registered Agent’s Certificate and the results of the Searches are complete, true and accurate as at the date of this opinion and, furthermore, such Searches were complete, true and accurate as at the Search Date and disclose:

(a)	in the case of the Registry of Corporate Affairs, all matters which have been filed for registration in respect of the Company at the offices of the Registrar; and

(b)	in the case of the High Court, all actions, suits and proceedings pending against the Company before the Courts.

16.	The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

17.	There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Documents or restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

18.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

19.	The Resolutions and any power of attorney given by the Company to execute the Documents remain in full force and effect and have not been revoked or varied.

20.	No resolution to appoint a voluntary liquidator of the Company has been adopted by the members, or Directors of the Company if the Memorandum and Articles of Association permit.

21.	As a matter of all relevant laws (other than the laws of the British Virgin Islands), any power of attorney given by the Company to execute the Documents has been duly executed by the Company and constitutes the persons named therein as the duly appointed attorney of the Company with such authority as is specified therein.

22.	None of the Documents constitute a security interest for the purposes of all relevant laws other than the laws of the British Virgin Islands.

SCHEDULE 3

QUALIFICATIONS

1.	The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the Courts enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, dissolution, reorganisation, readjustment of debts, disclaimer of onerous property in liquidation or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)	enforcement of obligations and the priority of obligations may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	in liquidation proceedings in respect of the Company before a Court it is likely that the Court will require all debts of the Company to be proved in a common currency, which is likely to be the Company’s functional currency;

(f)	to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Documents that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard;

(i)	the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	A certificate, determination, calculation or designation of any party to the Documents as to any matter provided therein might be held by a Court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

3.	If any provision of the Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Courts notwithstanding any express provisions in this regard.

4.	We express no opinion upon any provisions in the Articles of Association of the Company or any document which contains a reference to any law or statute that is not a British Virgin Islands law or statute.

5.	We express no opinion upon the effectiveness of any clause of the Documents which provides that the terms of such Document may only be amended in writing.

6.	Notwithstanding any purported date of execution in any of the Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Documents may provide that they have retrospective effect as between the parties thereto alone.

7.	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the British Virgin Islands by the Order of Her Majesty in Council.

8.	Persons who are not party to any of the Documents (other than persons acting pursuant to powers contained in a deed poll) under the laws of the British Virgin Islands have no direct rights or obligations under such Documents.

9.	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registrar.

10.	The Searches may not reveal the following:

(a)	in the case of the public records in respect of the Company maintained at the offices of the Registrar, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Civil Cause Book of the High Court and/or the High Court database, details of proceedings which have been filed but not actually entered in the Civil Cause Book and/or the High Court database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the Courts or whether a liquidator or a receiver has been appointed out of Court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the search of the Civil Cause Book at the High Court is a manual search and cannot be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the Civil Cause Book and the High Court database are not updated every day; and

(g)	the Civil Cause Book and the High Court database are not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement.

11.	All powers of attorney granted by the Company in the Documents must either be executed as a deed or signed by a person acting under the authority of the Company. Powers of attorney granted by a British Virgin Islands company which by their terms are expressed to be irrevocable are valid and irrevocable only if given for valuable consideration (unless such powers of attorney are expressed to be irrevocable for a fixed time not exceeding one year, in which case valuable consideration is not required for the powers of attorney to be irrevocable).

12.	We render no opinion as to the specific enforcement as against the Company of covenants granted by the Company to do or to omit to do any action or other matter which is reserved by applicable law or the Company’s constitutional documents to the Company’s members or any other person.

13.	Where a document provides for an exclusive or non-exclusive jurisdiction clause submitting (or permitting the submission) to the jurisdiction of the Courts, a Court may decline to accept jurisdiction in any matter where:

(a)	it determines that some other jurisdiction is a more appropriate or convenient forum;

(b)	another court of competent jurisdiction has made a determination in respect of the same matter; or

(c)	litigation is pending in respect of the same matter in another jurisdiction.

Proceedings may be stayed in the British Virgin Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction.

14.	Where a document provides for an exclusive jurisdiction clause submitting to a jurisdiction of a court other than the Courts, notwithstanding any provision of the document providing for the exclusive jurisdiction of a court other than the Courts, the Court may, if it is satisfied that it is just and equitable to allow such proceedings to continue in the British Virgin Islands:

(a)	decline to stay proceedings issued in contravention of such provision; or

(b)	grant leave to serve British Virgin Islands proceedings out of the British Virgin Islands.

15.	We express no opinion on and our opinions are subject to the effect, if any, of any provisions of any Document that relies upon financial or numerical computation.

16.	The exemption provided to the Company pursuant to section 242(3) of the BVI BCA from the payment of stamp duty does not apply to an instrument relating to the transfer to or by the Company of an interest in land situate in the British Virgin Islands or transactions in respect of the shares, debt obligations or other securities of a land owning company. For this purpose, the Company is a “land owning company” if it, or any of its subsidiaries, has an interest in any land in the British Virgin Islands.

SCHEDULE 4

ADDRESSEES

Barclays Bank PLC as Representative of the several Initial Purchasers

[●]

ANNEX K

Form of Kirkland & Ellis LLP Opinion

26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong Telephone: +852 3761 3300 Facsimile: +852 3761 3301 www.kirkland.com	Douglas Murning To Call Writer Directly +852 3761 3517 douglas.murning@kirkland.com

K&E DRAFT: 17 MAY 2016

SUBJECT TO FURTHER INTERNAL REVIEW, OPINION COMMITTEE

APPROVAL, RESULTS OF COMPANY SEARCHES AND WINDING-UP

ENQUIRIES

U.S. Bank Trustees Limited

Fifth Floor

125 Old Broad Street

London EC2N 1AR

United Kingdom

(in its capacity as Trustee under and as defined in the Indenture, as defined below)

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

(in its capacity as Representative of the several Initial Purchasers listed in Schedule I to the Purchase Agreement, as defined below)

(collectively, the “Addressees” and each an “Addressee”).

SIGNED PDF BY EMAIL AND ORIGINAL BY POST

Dear Sirs,

Eurovacation – Hong Kong Law Legal Opinion

We have acted as legal adviser as regards matters of Hong Kong law to Hanesbrands Inc. (the “Company”) in connection with the [●]% senior unsecured notes due 2024 in an aggregate principal amount of up to €450,000,000 (the “Notes”) to be issued by Hanesbrands Finance Luxembourg S.C.A. (the “Issuer”), an indirect subsidiary of the Company. We have taken instructions only from the Company.

PARTNERS:     Pierre-Luc Arsenault[1] | Lai Yi Chau | Henry M.C. Cheng[3] | Justin M. Dolling[3] | David Patrick Eich3# | Liu Gan | Damian C. Jacobs[3] | Wing Lau[3] | Guang Li1 | Neil E.M. McDonald | Douglas S. Murning[3] | Kelly Naphtali | Nicholas A. Norris[3] | Jesse D. Sheley | Qiuning Sun[1] | Dominic W.L. Tsun[1,3] | Li Chien Wong | David Yun[3]

REGISTERED FOREIGN LAWYERS:     Daniel J. Abercromby[3] | Damien Coles[3] | David M. Irvine[3] | Benjamin W. James[2] | Xiaoxi Lin[1] | Peng Qi1 | Benjamin Su1 | Jonathan J. Tadd[3] | Xuesen Tai[1] | Huimin Tang[1] | David Zhang[1]

ADMITTED IN:     [1] State of New York (U.S.A.); [2] State of Texas (U.S.A.); [3] England and Wales; # non-resident

Beijing Chicago Houston London Los Angeles Munich New York Palo Alto San Francisco Shanghai Washington, D.C.

U.S. Bank Trustees Limited Barclays Bank PLC [●] May 2016 Page 2	PRIVATE AND CONFIDENTIAL
1	Scope and purpose

1.1	This letter is being delivered pursuant to paragraph (h) of section 6 (Conditions of Initial Purchasers’ Obligations) of the Purchase Agreement.

1.2	This letter is limited to the laws of the Hong Kong Special Administrative Region of the People’s Republic of China in force at the date of this letter as currently applied and interpreted by the Hong Kong courts. You should read references to “Hong Kong law”, the “Laws of Hong Kong” and to the “laws of Hong Kong” accordingly.

1.3	This letter, each opinion expressed in it (each an “opinion statement”) and any non-contractual obligations arising out of or in connection with it (and/or any opinion statement) is governed by and construed in accordance with Hong Kong law and is subject to the exclusive jurisdiction of the Hong Kong courts.

1.4	We have not investigated the laws of any country or jurisdiction other than Hong Kong (a “foreign jurisdiction”). We assume that no law or regulation of a foreign jurisdiction (a “foreign law”) affects any of the opinion statements. We make no opinion statement in relation to any foreign law (including to the extent it may affect matters of Hong Kong law) or the application or interpretation of Hong Kong law or any foreign law by any court of a foreign jurisdiction (a “foreign court”). We make no opinion statement in relation to the enforceability of any judgement of a foreign court. In relation to any agreement governed by a foreign law referred to in this letter, to the extent relevant to any of our opinion statements, we assume that words and phrases in that agreement have the same meaning they would have if the agreement was governed by Hong Kong law.

1.5	This letter only applies to those facts and circumstances which exist at the date of this letter. You expressly agree and acknowledge that we do not have and do not assume any obligation to provide you with any opinion or advice, or to update this letter in any respect, after the date of this letter.

1.6	The opinion statements are based on the documents and records that we have examined and our review of the Searches that have been carried out (each as described in this letter) and are subject to the assumptions set out in Schedule 1 (Assumptions), the qualifications and reservations set out in Schedule 2 (Qualifications) and to any matters not disclosed to us. Each opinion statement is strictly limited to the matters stated below and does not extend, by implication or otherwise, to any other matters. Each provision in this letter which has the effect of limiting an opinion statement is independent of any other such provision and is not to be read or implied as restricted by it.

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2	Defined terms and headings

2.1	Unless otherwise defined in this letter (including the schedules to this letter), capitalised terms defined in the Purchase Agreement have the same meaning when used in this letter.

2.2	In this letter:

(a)	“Hong Kong Guarantors” means, together, Hanesbrands Apparel (Hong Kong) Limited (registered no. 2090059) and Hanesbrands Corporate Services (Hong Kong) Limited (registered no. 2090060).

(b)	“Operative Document” means a document described in sub-paragraph (d) or (e) of paragraph 3.1 below.

(c)	“Other Party” means each person (other than a Hong Kong Guarantor) party to, or which is a beneficiary under, an Operative Document.

(d)	“Search” means a Company Search or a Winding-Up Enquiry (each as defined below).

(e)	“Transaction Party” means a Hong Kong Guarantor or an Other Party.

2.3	The headings in this letter do not affect its interpretation. In particular, headings are included in Schedule 1 (Assumptions) and Schedule 2 (Qualifications) for convenience only and should not be read or construed as limiting the applicability of the assumptions, qualifications or reservations set out in those schedules to a particular opinion statement unless expressly noted therein.

3	Legal review

3.1	For the purposes of issuing this letter, we have reviewed a signed PDF copy of each of the following documents:

(a)	the Notes;

(b)	the preliminary offering memorandum dated [●] May 2016 relating to the offer and sale of the Notes, as supplemented and amended by the written communications listed in Annex A to the Purchase Agreement (the “Time of Sale Information”);

(c)	the final offering memorandum dated [●] 2016 relating to the offer and sale of the Notes (the “Offering Memorandum”);

U.S. Bank Trustees Limited Barclays Bank PLC [●] May 2016 Page 4	PRIVATE AND CONFIDENTIAL
(d)	a purchase agreement relating to the Notes dated [●] 2016 (the “Purchase Agreement”) entered into between the Issuer, the Hong Kong Guarantors, the other guarantors named therein and Barclays Bank PLC (as Representative of the several Initial Purchasers listed in Schedule I thereto); and

(e)	an indenture relating to the Notes dated [●] 2016 (the “Indenture”) entered into between the Issuer, the Hong Kong Guarantors, the other guarantors named therein and U.S. Bank Trustees Limited (as trustee).

3.2	We have also examined, in respect of each Hong Kong Guarantor, a copy of:

(a)	its certificate of incorporation (and any certificate of incorporation on change of its name) and its articles of association;

(b)	written resolutions of its directors passed on [●] May 2016 (each a “Board Approval”);

(c)	written resolutions signed by its sole member dated [●] May 2016 (each a “Member Approval”);

(d)	a certificate signed by one of its directors dated [●] May 2016 certifying that, among other things, the entry into and performance by it of each Operative Document to which it is a party will not contravene any guarantee limit contained in its articles of association or which is otherwise applicable to it, the copies of its constitutional documents, the Board Approval and the Member Approval relating to it are true and accurate copies of the originals of those documents and which includes a specimen of the signature of each person authorised to sign documents and notices on its behalf;

(e)	the results disclosed in the searches of the publicly available records relating to it at the Companies Registry of Hong Kong (the “Companies Registry”) conducted by us on [●] May 2016 (each a “Company Search”); and

(f)	the results disclosed in the searches of the publicly available records relating to it at the Official Receiver’s Office of the Registrar General’s Department in Hong Kong conducted by TARGET On-Line Financial Ltd on [●] May 2016 and the results disclosed in the searches of the publicly available records relating to it at the Court of First Instance of the High Court of Hong Kong and the District Courts of Hong Kong conducted by TARGET On-Line Financial Ltd on [●] May 2016 (each a “Winding-Up Enquiry”).

3.3	We have not reviewed or examined any other document or record, or made any other enquiry, in connection with the giving of this letter. We have assumed that the

U.S. Bank Trustees Limited Barclays Bank PLC [●] May 2016 Page 5	PRIVATE AND CONFIDENTIAL
documents described in this paragraph 3 are in full force and effect without any amendment (however described) and contain all the relevant information which is material for the purposes of the opinion statements and that there is no other document, agreement, instrument, undertaking, obligation, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) made by or between all or any of the Transaction Parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this letter.

4	Opinion statements

4.1	Status: In respect of each Hong Kong Guarantor, it is a company duly incorporated with limited liability under the laws of Hong Kong and remains on the register of companies maintained by the Companies Registry.

4.2	Winding up etc.: In respect of each Hong Kong Guarantor, the Searches do not reveal that it is in liquidation or receivership, that a winding up petition has been presented against it or a provisional liquidator has been appointed in respect of it.

4.3	Corporate capacity: In respect of each Hong Kong Guarantor, it has the corporate capacity to enter into and perform each Operative Document to which it is a party.

4.4	Corporate authorisation: In respect of each Hong Kong Guarantor, it has taken all necessary corporate action to authorise the entry into and performance by it of each Operative Document to which it is a party.

4.5	Execution: In respect of each Hong Kong Guarantor, it has executed each Operative Document to which it is a party in accordance with Hong Kong law applicable to Hong Kong companies generally.

4.6	Non-conflict: In respect of each Hong Kong Guarantor, the entry into and performance by it of each Operative Document to which it is a party will not contravene its articles of association or any provision of Hong Kong law applicable to Hong Kong companies generally.

4.7	No consents etc.: In respect of each Hong Kong Guarantor, the entry into and performance by it of each Operative Document is not dependent on any consent, authorisation or approval (in each case as required by Hong Kong law applicable to Hong Kong companies generally) from any court or governmental authority in Hong Kong.

4.8	Accuracy of statements: Subject to the assumptions set out in Schedule 1 (Assumptions) and the qualifications set out in Schedule 2 (Qualifications), we are of

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the opinion that, as of the date of this letter, and so far as the present laws of Hong Kong are concerned, the statements in the Time of Sale Information and the Offering Memorandum under the captions “Notice to Investors—Hong Kong”, “Certain Insolvency Considerations and Limitations on the Validity and Enforceability of the Guarantees—Hong Kong” and “Service of Process and Enforcement of Judgments—Hong Kong”, insofar as such descriptions purport to summarise Hong Kong laws, and subject to the limitations, qualifications and assumptions set forth in the Time of Sale Information and the Offering Memorandum as referred to therein, are correct in all material respects. Without prejudice to the opinion herein provided, subject always to the assumptions and qualifications herein contained and for the avoidance of doubt, we give no opinion on, and make no confirmation of, any other information contained in the Time of Sale Information and/or the Offering Memorandum.

5	Hong Kong Law

5.1	On 1 July 1997, Hong Kong became the Hong Kong Special Administrative Region (the “HKSAR”) of the People’s Republic of China (the “PRC”).

5.2	On 4 April 1990, the National People’s Congress (the “NPC”) of the PRC adopted the Basic Law of the HKSAR (the “Basic Law”).

5.3	Under Article 8 of the Basic Law, the laws of Hong Kong in force at 30 June 1997 (that is, the common law, rules of equity, ordinances, subordinate legislation and customary law) shall be maintained, except for any that contravene the Basic Law and subject to any amendment by the legislature of the HKSAR.

5.4	Under Article 160 of the Basic Law, the laws of Hong Kong in force at 30 June 1997 shall be adopted as laws of the HKSAR unless they are declared by the Standing Committee of the NPC (the “Standing Committee”) to be in contravention of the Basic Law and, if any laws are later discovered to be in contravention of the Basic Law, they shall be amended or cease to have force in accordance with the procedure prescribed by the Basic Law.

5.5

On 23 February 1997, the Standing Committee adopted a decision (the “Decision”) on the treatment of laws previously in force in Hong Kong. Under paragraph 1 of the Decision, the Standing Committee decided (as translated by us) that “the laws previously in force in Hong Kong, which include the common law, rules of equity, ordinances, subsidiary legislation and customary law, except for those which contravene the Basic Law, are to be adopted as the laws of the HKSAR”. Under paragraph 2 of the Decision, the Standing Committee decided that the ordinances and subsidiary legislation set out in Annex 1 to the Decision “which are in contravention of the Basic Law” are not to be adopted as the laws of the HKSAR. One of the ordinances set out in that Annex is the Application of English Law Ordinance (Cap.

U.S. Bank Trustees Limited Barclays Bank PLC [●] May 2016 Page 7	PRIVATE AND CONFIDENTIAL
88 of the Laws of Hong Kong) (the “English Law Ordinance”). The English Law Ordinance applied the common law and rules of equity of England to Hong Kong.

5.6	We have assumed in giving this opinion that the effect of paragraph 2 of the Decision, insofar as it relates to the English Law Ordinance, is to repeal the English Law Ordinance prospectively and that the common law and rules of equity of England which applied in Hong Kong on 30 June 1997 continue to apply, subject to their subsequent independent development which will rest primarily with the courts of the HKSAR which are empowered by the Basic Law to refer to precedents of other common law jurisdictions when adjudicating cases.

6	Disclosure

6.1	This letter is confidential and may not, except with our prior written consent or as set out below, be disclosed to, given to or assigned to any other person and may not be referred to, cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document or in any other document or communication or made public in any other way.

6.2	We may give or withhold our consent as described above in our discretion.

6.3	This letter may be disclosed by an Addressee where it is required to so by applicable law, provided that the relevant Addressee notifies us as soon as reasonably practicable of any request to disclose or disclosure (to the extent permitted to do so by applicable law).

6.4	This letter may be disclosed by an Addressee to its legal and professional advisers but only on a “need to know” basis and on the basis that the person to whom it is disclosed agrees in favour of us to keep it confidential and to not make any further disclosure.

7	Reliance

7.1	This letter is being furnished to:

(a)	Barclays Bank PLC solely in its capacity as Representative of the several Initial Purchasers listed in Schedule I to the Purchase Agreement, pursuant to the terms and conditions contained within the Purchase Agreement; and

(b)	U.S. Bank Trustees Limited solely in its capacity as the Trustee under and as defined in the Indenture,

U.S. Bank Trustees Limited Barclays Bank PLC [●] May 2016 Page 8	PRIVATE AND CONFIDENTIAL
and, in each case, may only be relied on by each such entity in its capacity as such and only in relation to the Operative Documents, the Offering Memorandum and the Time of Sale Information.

7.2	This letter may not, without our prior written consent, be relied upon by any person other than as described in paragraph 7.1 above.

7.3	We may give or withhold our consent as described above in our discretion.

7.4	For the avoidance of doubt, in no circumstances may any person that this letter is provided to pursuant to paragraph 6 (Disclosure) rely on this letter unless we have given our prior written consent to that reliance as described in this paragraph 7 (Reliance).

8	Disclaimer

8.1	We hereby disclaim all responsibility to any person other than an Addressee in relation to this letter, and the opinion statements made in this letter, or otherwise.

8.2	This letter is subject to the following:

(a)	Kirkland & Ellis (“K&E”) has not advised any Addressee on the content of any Operative Document or its rights and obligations under any Operative Document or assisted it in any way in relation to the negotiation of any Operative Document or those rights and obligations, as to which each Addressee has been responsible for having taken such advice as it considers appropriate in the circumstances, including from its own counsel (if it has appointed counsel);

(b)	we accept a duty of care to an Addressee only in relation to the matters opined on in this letter, but we do not owe, and the issuance of this letter is not to be taken as implying that we owe, that Addressee any wider duty of care in relation to the transactions contemplated by the Operative Documents or the commercial or financial implications thereunder;

(c)	the fact that we have provided this letter to an Addressee will not restrict K&E from representing and advising our clients (if they so request) in relation to any matter, including relating to one or more Operative Documents (including in litigation, arbitration or any other dispute resolution procedure) at any time in the future (whether or not adverse to an Addressee or any of its affiliates and whether or not separate advisers are retained on any such matter by an Addressee) (a “Representation”) or have created any client relationship between us and an Addressee; and

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(d)	the fact that we have provided this opinion to an Addressee shall not be deemed to have caused K&E any conflict of interest in relation to acting on any Representation, K&E will not breach any duty that we may owe or be argued to owe to an Addressee or its affiliates by accepting any Representation and each Addressee will not, for itself or any other entity or person, assert that K&E is disqualified from acting on any Representation by reason of our having provided this letter to an Addressee.

Yours faithfully,

Kirkland & Ellis

SCHEDULE 1

ASSUMPTIONS

Status

1	That each Hong Kong Guarantor is not unable to pay its debts within the meaning of section 178 of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”) at the time it enters into each Operative Document to which it is a party and will not, as a result thereof, be unable to pay its debts within the meaning of that section.

2	That neither the sole member nor the directors of any Hong Kong Guarantor have taken any action for its winding-up, and no proceedings have been instituted for its winding-up, liquidation, provisional liquidation or the appointment of a receiver in respect of all or any part of its undertaking, property or assets and no statutory declaration has been delivered to the Registrar of Companies in Hong Kong in relation to it pursuant to the provisions contained in section 228A of the Companies (Winding Up and Miscellaneous Provisions) Ordinance. We have reviewed the Searches and no record of the occurrence of any of these events in relation to any Hong Kong Guarantor was revealed in the Searches, although we would refer you to the caveat contained in this letter in relation to relying on such searches and enquiries.

3	That nothing has occurred in relation to a Transaction Party which corresponds to the matters described in paragraphs 1 and/or 2 above in any jurisdiction to which it or any of its assets is subject.

Capacity, power and authority

4	That each person who signed an Operative Document on behalf of a Hong Kong Guarantor (or attested the affixing of its seal) was the person authorised to do so by appropriate corporate action of that Hong Kong Guarantor and that each such person so signed or attested in a manner recognised by Hong Kong law as a valid signature of, or attestation to the affixing of the seal to, the relevant Operative Document.

5	That each written resolution of the board of directors (or a committee thereof) of a Hong Kong Guarantor described in a Board Approval and that each written resolution of the member of a Hong Kong Guarantor described in a Member Approval was duly passed and remains in full force and effect without modification (including through any further such resolution).

6	That each Operative Document is in the best interests of, and to the further benefit and advantage, of each Hong Kong Guarantor which is a party to it, that any guarantee or indemnity contained in an Operative Document was given for legitimate purposes of the relevant Hong Kong Guarantor, that the sole member of each Hong Kong Guarantor has not imposed any restriction on its ability to give guarantees or indemnities and that no provision is required to be made in the financial statements of that Hong Kong Guarantor for its contingent liability under any such guarantee or indemnity.

7	To the extent that the ability of a Hong Kong Guarantor or of its directors to enter into or perform an Operative Document to which that Hong Kong Guarantor is a party requires the determination of a matter of fact (such as whether a limit on borrowing, guaranteeing or securing has been exceeded), that requirement has been complied with.

Documents

8	That all signatures, stamps, seals and markings on all documents submitted to us are genuine and were applied to a complete and final version of the relevant document, that those documents are authentic and complete and remain accurate and up-to-date at the date of this letter, that all signatures which purport to have been attested were made in the presence of the purported witness and that all factual statements contained in those documents (including any factual matter represented by a party to a document) are correct, complete and fair.

9	That each document submitted to us as a certified, electronic, photostatic or facsimile copy conforms to the original of that document and the same assumptions made in the previous paragraph are correct in respect of the original.

Searches

10	That the Searches were accurate, complete and up-to-date when carried out (and remain so at the date of this letter) and disclose all information which is necessary or material for the purposes of this letter.

11	That there has been no alteration in the status, position or condition of any Hong Kong Guarantor (however described) from that revealed in the Searches and, to the extent that any Search is dated prior to the date of this letter, no additional matters would have been disclosed by that Search if it had been carried out at a later time.

12	All documents, forms and notices which should have been delivered to the Companies Registry on behalf of or relating to a Hong Kong Guarantor have been so delivered and the file of records maintained at the Companies Registry concerning it, and reproduced for public inspection, was complete, accurate and up-to-date at the time of the Searches and the copies of its articles of association examined by us are complete and up-to-date.

Other assumptions

13	The absence of bad faith, fraud, coercion, duress, misrepresentation, mistake of fact or law and undue influence on the part of any Transaction Party and its respective directors, employees, officers, agents and advisors, that no Transaction Party held a belief that an Operative Document was fundamentally different in substance or in kind from what it actually was, that no Operative Document has been entered into in connection with money laundering or any other unlawful activity, that there has been no breach of, or default under, any Operative Document and that each Operative Document has been entered into, and will be carried out, by each Transaction Party thereto in good faith, for bona fide commercial reasons, for the benefit of each of them respectively and on arm’s length commercial terms.

SCHEDULE 2

QUALIFICATIONS

General qualifications

1	No opinion statement is expressed as to matters of fact.

2	We are not making any opinion statement as to any taxation matters or consequences which will or may arise as a result of any transaction effected in connection with any Operative Document or the rights or remedies of any taxation authority in respect of non-payment of taxes or the failure to comply with applicable laws and regulations relating to taxation. For these purposes “taxation” and “taxes” shall be deemed to include stamp duties (or similar indirect taxes).

Searches

3	The Searches are not capable of revealing definitively whether or not: (a) a winding-up order has been made (including, without limitation, in the High Court of Hong Kong); (b) a receiver, provisional liquidator or liquidator has been appointed; (c) a petition for winding-up or a petition, application or notice for the appointment of a receiver, provisional liquidator or liquidator has been presented or filed at court; (d) a resolution for winding-up has been passed; or (e) whether any other insolvency proceeding has been commenced.

4	In relation to insolvency enquiries, the Searches at the Official Receiver’s Office of the Registrar General’s Department in Hong Kong, the Court of First Instance of the High Court of Hong Kong and the District Courts of Hong Kong relate to compulsory winding-up in the High Court of Hong Kong only.

5	The Searches will not reveal if a Hong Kong Guarantor is subject to insolvency proceedings in a foreign jurisdiction.

Other

6	The rights of the Transaction Parties may be limited by bankruptcy, insolvency, liquidation, reorganisation, reconstruction, receivership, moratorium and other laws of general application relating to or affecting the rights of creditors (including secured creditors) generally.

ANNEX L

Form of Arendt & Medernach Opinion

SUBJECT TO PARTNER REVIEW FOR DISCUSSION PURPOSES ONLY

Barclays Banks PLC 5 The North Colonnade Canary Wharf E14 4BB, London United Kingdom

As Representative of the Initial Purchasers listed in Schedule II to the Purchase Agreement

Luxembourg, [●] May 2016

AO/CMO - 010293-70000.15627837v2

PROJECT EUROVACATION

Dear Sirs

We have acted as legal advisors to the Companies (as defined below) in the Grand Duchy of Luxembourg in connection with the Contractual Documents and the issuance by Hanesbrands Finance Luxembourg S.C.A. of [450],000,000 [***]% Senior Notes due 2024 (the “Notes”). We have taken instructions exclusively from the Companies and we are addressing this Opinion to you at the request of the Companies; we therefore expressly reserve the right to represent and advise the Companies in relation to the Contractual Documents now and in the future. We are not your legal advisors and nothing in this Opinion should be read as implying that we owe you any duty of care in relation to the Contractual Documents; our advice is limited to the matters expressly confirmed in this Opinion.

1.	In arriving at the opinions expressed below, we have examined and relied exclusively on the Documents.

Capitalised terms used herein are defined in Appendix A.

A reference to a law or regulation thereof is to be construed as a reference to such law and regulation as the same may have been amended or re-enacted.

2.	This Opinion is limited to Luxembourg Law. Accordingly, we express no opinion with regard to any system of law other than Luxembourg Law. We express no opinion (a) on public international law or on the rules promulgated under any treaty or by any treaty organisation or on any accounting, criminal or tax laws or regulations of any jurisdiction (including Luxembourg), except as specifically set out herein and (b) with regard to the effect of any systems of law other than Luxembourg Law even in cases where, under Luxembourg Law, any foreign law should be applied, and we therefore assume that no provisions of any foreign law would affect, qualify or have any bearing on this Opinion.

3.	We express no opinion as to whether any representations and warranties set out in the Contractual Documents (other than representations and warranties as to matters of Luxembourg Law on which we express an opinion herein) are and will be true and accurate when made, nor do we express any opinion on the rationale of the transactions considered by, referred to in, provided for or effected by the Documents. We have not investigated or verified the accuracy of the facts (or statements of foreign law) or the reasonableness of any statements of opinion or intention contained in any of the Documents, or verified that no material facts or provisions have been omitted therefrom, save if any such matter is the subject of a specific opinion below, and we do not have detailed knowledge of the underlying transactions contemplated in the Documents nor of any documents other than the Documents even if referred to in such Documents.

We also express no opinion on the solvency of any of Company 1, Company 2, Company 3, Company 4, Company 5, Company 6, Company 7 and Company 8. Based solely on [Non-Registration Certificate 1], Non-Registration Certificate 2, Non-Registration Certificate 3, Non-Registration Certificate 4, Non-Registration Certificate 5, Non-Registration Certificate 6, Non-Registration Certificate 7 and [Non-Registration Certificate 8], as of [date of Certificate] none of the following judicial decisions has been recorded with the Luxembourg Trade and Companies’ Register with respect to any of [Company 1], Company 2, Company 3, Company 4, Company 5, Company 6, Company 7 and [Company 8]: (a) judgments or decisions pertaining to the opening of insolvency proceedings (faillite), (b) judgments or court orders approving a voluntary arrangement with creditors (concordat préventif de faillite), (c) court orders pertaining to a suspension of payments (sursis de paiement), (d) judicial decisions regarding controlled management (gestion contrôlée), (e) judicial decisions pronouncing its dissolution or deciding on its liquidation, (f) judicial decisions regarding the appointment of an interim administrator (administrateur provisoire), or (g) judicial decisions taken by foreign judicial authorities concerning insolvency, voluntary arrangements or any similar proceedings in accordance with the Insolvency Regulation.

4.	For the purpose of this Opinion we have assumed:

4.1.	the genuineness of all signatures, seals and stamps on any of the Documents and the completeness and conformity to originals thereof of the Documents submitted to us as certified, photostatic, faxed, scanned or e-mailed copies;

4.2.	the conformity to the executed originals of the Contractual Documents examined by us in draft or execution form;

4.3.	that the Contractual Documents have been signed and entered into by each of the parties thereto in the form examined by us and as approved by the board of managers and board of directors (as applicable) of the Companies in the Resolutions;

4.4.	that, in respect of the Contractual Documents and each of the transactions contemplated by, referred to in, provided for or effected by the Documents, (a) the parties to the Contractual Documents entered into the same in good faith and for the purpose of carrying out their business, on arms’ length commercial terms, without any intention to defraud or deprive of any legal benefit any other persons (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction, (b) the entry into the Contractual Documents and the performance of any rights and obligations thereunder are in the best corporate interest (intérêt social) of the Companies, and (c) the legality, validity, binding effect and enforceability of the Contractual Documents on each party is not affected by any matter or factual circumstance such as fraud, coercion, duress, undue influence or mistake;

4.5.	the absence of any other arrangements between any of the parties to the Contractual Documents which modify or supersede any of the terms of the Contractual Documents;

4.6.	the capacity, power and authority of each of the parties to the Contractual Documents (other than the Companies) to enter into and perform their respective obligations thereunder;

4.7.	that none of the Luxembourg non-resident parties to the Contractual Documents has a permanent establishment or a permanent representative in Luxembourg;

4.8.	that the Companies do not meet the criteria for the opening of any insolvency proceedings such as bankruptcy (faillite), insolvency, winding-up, liquidation, moratorium, controlled management (gestion contrôlée), suspension of payment (sursis de paiement), voluntary arrangement with creditors (concordat préventif de la faillite), fraudulent conveyance, general settlement with creditors, reorganisation or similar order or proceedings affecting the rights of creditors generally;

4.9.	that the Corporate Documents have not been rescinded, supplemented or amended in any way since the date thereof and that no other corporate documents exist which would have a bearing on this Opinion, and that all statements contained therein are true and correct;

4.10.	that the resolutions of the board of managers and board of directors (as applicable) were properly taken as reflected in the Resolutions, that the meetings of the [board of managers and board of directors (as applicable) of the Companies were properly convened for the purpose of adopting the Resolutions, that each manager/each director has properly performed his duties and that all provisions relating to the declaration of opposite interests or the power of the interested managers/directors to vote were fully observed;

4.11.	that any consents, approvals, authorisations or orders required from any governmental or other regulatory authorities outside Luxembourg have been obtained;

4.12.	that any requirements outside Luxembourg for the legality, validity, binding effect and enforceability of the Contractual Documents have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which the Contractual Documents are subject have been satisfied;

4.13.	that the individuals purported to have signed the Documents have in fact signed such Documents and that these individuals had legal capacity;

4.14.	that the Companies do not, and are not deemed to, exercise an activity in the financial sector on a professional basis, as referred to in the Financial Sector Law;

4.15.	that none of the Companies qualifies as an alternative investment fund as defined in the AIFM Law, and that none of the Companies carries out any activity which would be subject to supervision by the CSSF under the AIFM Law;

4.16.	that the Companies do not, and are not deemed to, exercise an activity subject to Regulated Investment Vehicles Laws;

4.17.	that the Companies do not, and are not deemed to, exercise an activity subject to the Law on Business Licences;

4.18.	that the head office (administration centrale) and the place of effective management (siège de direction effective) of the Companies are located at the place of their registered office (siège statutaire) in Luxembourg; that, for the purposes of the Insolvency Regulation, the centre of main interests (centre des intérêts principaux) of the Companies is located at the place of their registered office (siège statutaire) in Luxembourg;

4.19.	that during the search made on [date] on the website of the Luxembourg Trade and Companies’ Register, the files of the Companies were complete, up-to-date and accurate at the time of such search and have not been modified since such search;

4.20.	that the choice of the laws of the State of New York to govern the Contractual Documents and the submission of the Contractual Documents to the competent U.S. federal and New York state courts in the Borough of Manhattan in the City of New York with regard to any disputes under the Contractual Documents is legal, valid, binding and enforceable under the laws of any jurisdiction (other than the laws of Luxembourg); that such choice and submission would be recognised and enforced by the courts of any jurisdiction (other than the courts of Luxembourg);

4.21.	that the Contractual Documents are legal, valid, binding and enforceable in accordance with their terms and under the laws to which they are subject;

4.22.	that the Notes will not be offered in Luxembourg;

4.23.	that any stabilisation measures or other transactions with a view to supporting the market price of the Notes will only be carried out in accordance with the provisions of the law of 9 May 2006 on market abuse, without prejudice to applicable securities laws in jurisdictions other than Luxembourg where the Notes may be listed and admitted to trading;

4.24.	that, upon issuance, the Notes will be fully subscribed and that the subscription price will be paid to Company 1;

4.25.	that the Notes are issued in registered form only;

4.26.	that the register of holders of Notes will be kept in accordance with the provisions set out in the Companies Law and will be maintained at the registered office of Company 1;

4.27.	that Company 1 and Company 8 have both complied with all tax requirements under Luxembourg law, in particular the transfer pricing regulations set out by Circular Letter L.I.R. - No. 164/2 issued by the Luxembourg tax authorities (Administration des contributions directes) on 28 January 2011;

4.28.	that no document has been issued by the Luxembourg Tax Authorities to the Company 1 and/or Company 7 that would affect the opinions as set out below;

4.29.	that the Companies have complied with all legal requirements of the Domiciliation Law or, if the Companies rent office space, that the premises rented by each of the Companies meet the factual criteria set out in the circulars issued by the CSSF in connection with the Domiciliation Law;

4.30.	that the companies the obligations of which are secured or guaranteed by the Luxembourg Guarantors under the Contractual Document are companies in which the Luxembourg Guarantors hold a direct or indirect participation or which form part of the same group of companies as the Luxembourg Guarantors;

5.	This Opinion is given on the basis that it will be governed by and construed in accordance with Luxembourg Law and will be subject to Luxembourg jurisdiction only.

On the basis of the assumptions set out above and subject to the qualifications set out below and to any factual matters, documents or events not disclosed to us, we are of the opinion that:

5.1.	Company 1 is a société en commandite par actions existing under Luxembourg Law.

5.2.	Company 2 is a société à responsabilité limitée existing under Luxembourg Law.

5.3.	Company 3 is a société à responsabilité limitée existing under Luxembourg Law.

5.4.	Company 4 is a société à responsabilité limitée existing under Luxembourg Law.

5.5.	Company 5 is a société à responsabilité limitée existing under Luxembourg Law.

5.6.	Company 6 is a société à responsabilité limitée existing under Luxembourg Law.

5.7.	Company 7 is a société à responsabilité limitée existing under Luxembourg Law.

5.8.	Company 8 is a société à responsabilité limitée existing under Luxembourg Law.

5.9.	Company 1 has the necessary corporate power under the Company 1 Articles of Association to enter into the Contractual Documents and to perform its obligations thereunder.

5.10.	Company 2 has the necessary corporate power under the Company 2 Articles of Association to enter into the Contractual Documents and to perform its obligations thereunder.

5.11.	Company 3 has the necessary corporate power under the Company 3 Articles of Association to enter into the Contractual Documents and to perform its obligations thereunder.

5.12.	Company 4 has the necessary corporate power under the Company 4 Articles of Association to enter into the Contractual Documents and to perform its obligations thereunder.

5.13.	Company 5 has the necessary corporate power under the Company 5 Articles of Association to enter into the Contractual Documents and to perform its obligations thereunder.

5.14.	Company 6 has the necessary corporate power under the Company 6 Articles of Association to enter into the Contractual Documents and to perform its obligations thereunder.

5.15.	Company 7 has the necessary corporate power under the Company 7 Articles of Association to enter into the Contractual Documents and to perform its obligations thereunder.

5.16.	Company 8 has the necessary corporate power under the Company 8 Articles of Association to enter into the Contractual Documents and to perform its obligations thereunder.

5.17.	The Companies have taken all necessary corporate action to authorise the entry into the Contractual Documents to which they are a party and the performance of their obligations thereunder.

5.18.	The Contractual Documents have been signed on behalf of Company 1 in accordance with Luxembourg Law, the Company 1 Articles of Association and the Company 1 Resolutions.

5.19.	The Contractual Documents have been signed on behalf of Company 2 in accordance with Luxembourg Law, the Company 2 Articles of Association and the Company 2 Resolutions.

5.20.	The Contractual Documents have been signed on behalf of Company 3 in accordance with Luxembourg Law, the Company 3 Articles of Association and the Company 3 Resolutions.

5.21.	The Contractual Documents have been signed on behalf of Company 4 in accordance with Luxembourg Law, the Company 4 Articles of Association and the Company 4 Resolutions.

5.22.	The Contractual Documents have been signed on behalf of Company 5 in accordance with Luxembourg Law, the Company 5 Articles of Association and the Company 5 Resolutions.

5.23.	The Contractual Documents have been signed on behalf of Company 6 in accordance with Luxembourg Law, the Company 6 Articles of Association and the Company 6 Resolutions.

5.24.	The Contractual Documents have been signed on behalf of Company 7 in accordance with Luxembourg Law, the Company 7 Articles of Association and the Company 7 Resolutions.

5.25.	The Contractual Documents have been signed on behalf of Company 8 in accordance with Luxembourg Law, the Company 8 Articles of Association and the Company 8 Resolutions.

5.26.	No consent, approval, authorisation or order of any Luxembourg governmental or public body or authority is required in connection with the entry into and performance of its obligations under the Contractual Documents by the Companies.

5.27.	In any proceedings instituted in Luxembourg for the enforcement of any Contractual obligations of the Contractual Documents which are stipulated to be governed by New York law, the choice of New York law as the governing law thereof will be recognised and enforced by the courts of Luxembourg, in accordance with and subject to the provisions of the Rome I Regulation.

5.28.	The submission by the Companies in the Contractual Documents to the jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York will be enforceable in Luxembourg.

5.29.	According to Luxembourg case law, a judgment rendered in respect of the Contractual Documents by a court of competent jurisdiction in the State of new York would be recognised and enforced by a Luxembourg court, without reconsideration of the merits, subject to the following conditions:

(a)	the judgment of the foreign court must be enforceable (exécutoire) in the country in which it was rendered;

(b)	the foreign court must have had jurisdiction according to the Luxembourg conflict of jurisdiction rules;

(c)	the foreign court must have applied to the matter submitted to it the proper law designated by the Luxembourg conflict of laws rules (although some first instance decisions rendered in Luxembourg – which have not been confirmed by the Court of Appeal – no longer apply this condition);

(d)	the judgment of the foreign court must not have been obtained by fraud, but in compliance with procedural rules of the country in which it was rendered, in particular with the rights of the defendant;

(e)	the judgment of the foreign court must not be contrary to Luxembourg international public policy.

5.30.	It is not necessary under Luxembourg Law that the Contractual Documents be filed, recorded or enrolled with any court or other authority in Luxembourg or that any stamp, registration or similar tax be paid on or in relation to the Contractual Documents or the transactions contemplated thereby, except as provided in paragraph 6.25 below.

5.31.	The statements set forth in the Offering Memorandum on page 135 under the heading “Certain Luxembourg Tax Consequences”, insofar as such statements describe Luxembourg tax matters are a fair and accurate description of the Luxembourg tax consequences applicable to a holder of Notes with respect to Luxembourg taxes.

5.32.	The statements set forth under the header “Service of Process and Enforcement of Judgments-Luxembourg” in the Offering Memorandum, insofar as such statement purport to summarise certain Luxembourg civil law matters, are a fair summary of such legal matters.

6.	The opinions expressed above are subject to the following qualifications:

6.1.	Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts in question may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions. This Opinion may, therefore, only be relied on upon the express condition that any issues of interpretation or liability arising hereunder be governed by Luxembourg Law and be brought before a court in Luxembourg only;

6.2.	the opinions set out above are subject to all limitations by reason of national or foreign bankruptcy, insolvency, winding-up, liquidation, moratorium, controlled management, suspension of payment, voluntary arrangement with creditors, fraudulent conveyance, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

6.3.	any power of attorney and mandate, as well as any other agency provisions (including, but not limited to, powers of attorney and mandates expressed to be irrevocable) granted and all appointments of agents made by the Companies, explicitly or by implication, (a) will normally terminate by law and without notice upon the Companies’ bankruptcy (faillite) or similar proceedings and become ineffective upon the Companies entering controlled management (gestion contrôlée) and suspension of payments (sursis de paiement) and (b) may be capable of being revoked by the Companies despite their being expressed to be irrevocable, which causes the withdrawal of all powers to act on behalf of the Companies, although such a revocation may give rise to liability for damages of the revoking party for breach of contract;

6.4.

the Non-Registration Certificates do not determine conclusively whether or not the judicial decisions referred to therein have occurred. In particular, it is not possible to determine whether any petition has been filed with a court or any similar action has been taken against or on behalf of the Companies regarding the opening of insolvency proceedings (faillite), suspension of payments (sursis de paiement), controlled management (gestion controlée) or voluntary arrangements that the Companies would have entered into with their creditors (concordat préventif de faillite), judicial decisions regarding the appointment of an interim administrator (administrateur provisoire), or judicial decisions taken by foreign judicial authorities concerning insolvency, voluntary arrangements or any similar proceedings in accordance with the Insolvency

Regulation. The Non-Registration Certificates only mention such proceedings if a judicial decision was rendered further to such a request, and if such judicial decision was recorded with the Luxembourg Trade and Companies’ Register on the date referred to in the Non-Registration Certificates;

6.5.	judicial decisions taken in any jurisdiction in which the Insolvency Regulation is not applicable are not subject to mandatory registration with the Luxembourg Trade and Companies’ Register;

6.6.	deeds (actes) or extracts of deeds (extraits d’actes) and other indications relating to the Companies and which, by virtue of the Luxembourg Law, must be published in the Mémorial (and which mainly concern acts relating to the incorporation, the functioning, the appointment of directors/managers and liquidation/insolvency of the Companies as well as amendments, if any, to the articles of association of the Companies) will only be enforceable against third parties after they have been published in the Mémorial except where such third parties have knowledge thereof in which case such third parties may rely thereon prior to such publication. For the fifteen days following the publication, these deeds or extracts of deeds will not be enforceable against third parties who prove that it was impossible for them to have knowledge thereof;

6.7.	there may be a lapse between the filing of a document and its actual publication on the website of the Luxembourg Trade and Companies’ Register. Furthermore, filings made with the Luxembourg Trade and Companies’ Register prior to the year 2000 will not be available on its website; the results of our search on the website of the Luxembourg Trade and Companies’ Register is therefore limited to documents filed from the year 2000 onwards;

6.8.	any court action brought by Company 1 and/or by Company 8 is inadmissible until the publication of the Company 1 Articles of Association and the Company 8 Articles of Association respectively in the Mémorial;

6.9.	the non-compliance by the Companies with criminal law or the provisions of the commercial code or the laws governing commercial companies including the requirement to file with the Trade and Companies’ Register their annual accounts may trigger the application of Article 203 of the Companies Law according to which the District Court (Tribunal d’Arrondissement) dealing with commercial matters may, at the request of the Public Prosecutor (Procureur d’Etat), order the dissolution and liquidation of the Companies;

6.10.	it is generally held that the registrations made in the register of registered notes constitute a means to prove ownership in respect of the notes issued in registered form. While Luxembourg case law suggests that such registrations in the register of registered notes are not an irrebuttable presumption (présomption irréfragable) of title to the notes issued in registered form, it cannot be excluded that, in the case of discrepancies between the register kept by the Registrar (the “Register”) and the register of registered notes, a Luxembourg court would rule that the register of registered notes prevails over the Register. Individual certificates representing notes issued in registered form may be issued but they do not confer title to notes issued in registered form. Such individual certificates would also, in principle, not be conclusive evidence to prove ownership in respect of the notes issued in registered form;

6.11.	the listing and admission to trading of the Notes on the Euro MTF market operated by the Luxembourg Stock Exchange is subject to the approval by such stock exchange, of a prospectus and the Luxembourg Stock Exchange must grant the admission to trading of the Notes;

6.12.	the terms “enforceable”, “enforceability”, “valid”, “binding” and “effective” (or any combination thereof) as used herein, mean that the obligations assumed by the relevant party under the relevant document are of a type which Luxembourg Law generally recognises and enforces; it does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of Luxembourg will in any event be subject to:

(a)	the nature of the remedies available in the Luxembourg courts (and nothing in this Opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations);

(b)	the acceptance by such courts of internal jurisdiction;

(c)	prescription or limitation periods (within which suits, actions or proceedings may be brought); and

(d)	the availability of defences such as, without limitation, set-off (unless validly waived), fraud, misrepresentation, unforeseen circumstances, undue influence, duress, error, or counter-claim;

6.13.	[penalty clauses and similar clauses on damages or liquidated damages are allowed to the extent that they provide for a reasonable level of damages and a Luxembourg court has the right to reduce or increase the amount thereof if it is unreasonably high or low];

6.14.	[a Luxembourg court may refuse to give effect to a contractual obligation to pay costs imposed upon a party in respect of the costs of any unsuccessful litigation brought against that party before a Luxembourg court and a Luxembourg court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before such court;]

6.15.	[any provision in the Contractual Documents stating that any rights and/or obligations shall bind successors and/or assigns of any party thereto may not be enforceable in Luxembourg in the absence of any further agreements to that effect with such successors and/or assigns in case such successors and/or assigns are Luxembourg individuals/entities;]

6.16.	[there exists (a) no published case law in Luxembourg in relation to the recognition of limited recourse provisions by which a party agrees to limit its recourse against the other party to the assets available at any given point in time with such other party and (b) limited published case law in Luxembourg in relation to the recognition of subordination provisions whereby a party agrees to subordinate its claims to the claims of another party. If a Luxembourg court had to analyse the validity and enforceability of the limited recourse or the subordination provisions, it is in our view likely that it would consider the position taken by Belgian and Luxembourg legal scholars according to which limited recourse and subordination provisions are legal, valid and enforceable against the parties thereto, including in case of bankruptcy of such parties, but not against third parties which are not party to the relevant agreement;]

6.17.	[a Luxembourg court may determine contractually agreed evidence not to be conclusive and binding;]

6.18.	[a Luxembourg court may refuse to give effect to a provision in the Contractual Documents which attempts to make one or more provisions in the Contractual Documents severable from other provisions therein, in particular if to do so would affect the substance of such Contractual Documents;]

6.19.	a contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg statutory provisions allowing the valid serving of process against a party in accordance with applicable laws at the domicile of the party;

6.20.	contractual limitations of liability are unenforceable in case of gross negligence (faute lourde) or wilful misconduct (faute dolosive);

6.21.	the reliance on or the enforcement of contractual terms and conditions may under certain circumstances be contrary to the principle of good faith (principe d’exécution de bonne foi) which governs the relationship between the parties to an agreement and which may affect, inter alia, the reliance on and/or enforcement of contractual provisions; the principle of good faith may impose additional duties upon the parties, notwithstanding any provision to the contrary; a party to an agreement may under certain circumstances suspend the performance of its obligations thereunder until the other party performs its own obligations (exceptio non adimpleti contractus); furthermore, the provisions of an agreement in principle only bind the parties thereto and cannot impose obligations on third parties (res inter alios acta);

6.22.	where any party to the Contractual Documents is vested with a discretion or may determine a matter in its opinion, a Luxembourg court would be authorised to examine whether such discretion was exercised reasonably and in good faith or that such opinion was based on reasonable grounds;

6.23.	notwithstanding the foreign jurisdiction clause, Luxembourg courts would have in principle jurisdiction for any summary proceedings (référé) in connection with assets located in Luxembourg;

6.24.	the Luxembourg courts would not apply a chosen foreign law if the choice was not pleaded and proved;

6.25.	notwithstanding the expressed governing law of any Luxembourg or foreign security document, with respect to proprietary law aspects of security interests and assignments, Luxembourg courts apply the law of the place of the location of the charged assets (lex rei sitae) and, for charged or assigned claims, the law of the place of the debtor;

6.26.

in the case of court proceedings in a Luxembourg court or the presentation of the Contractual Documents – either directly or by way of reference – to an autorité constituée, such court or autorité constituée may require registration of all or part of such Contractual Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg, which may result in registration duties, at a fixed rate or an ad valorem rate, which depends on the nature of the registered document, becoming due and payable;

6.27.	in the case of court proceedings in a Luxembourg court or the presentation of the Contractual Documents – either directly or by way of reference – to an autorité constituée, such court or autorité constituée may require a translation into French, German or Luxembourgish of such Contractual Documents;

6.28.	actions in Luxembourg courts must be brought in the name of the principal not in the name of an agent of the principal (nul ne plaide par procureur);

6.29.	the rights and obligations of the parties to the Contractual Documents may be affected by criminal investigations or prosecution;

6.30.	the enforcement of the Contractual Documents in Luxembourg will be subject to the rules of civil and commercial procedure as applied by the courts of Luxembourg;

6.31.	it is uncertain whether the powers of a receiver pursuant to any of the Contractual Documents would be recognised by a Luxembourg court;

6.32.	even though monetary judgments may be expressed in a foreign currency, any obligation to pay a sum of money in a currency other than euro will be enforceable in Luxembourg in terms of euro only and for such purposes all claims and debts are converted into euro normally at the prevailing exchange rate on the date of payment;

6.33.	foreign trusts will only be recognised by Luxembourg Law in accordance with the provisions of the Hague Convention;

6.34.	a Luxembourg company may not hold assets received on trust for third parties since the constitution of trusts is not possible under Luxembourg Law;

6.35.	a wrongful or fraudulent call upon a guarantee on demand may be judged as unenforceable before a Luxembourg court;

6.36.	a Luxembourg court may requalify an agreement or undertaking notwithstanding the characterisation given to such agreement or undertaking by the parties;

6.37.	shares of a société à responsabilité limitée may not be transferred to non-shareholders unless shareholders representing at least three-quarters of the share capital have previously agreed thereto;

6.38.	the contractual relationship between assignor and assignee under a voluntary assignment or contractual subrogation of a claim against another person (the debtor) shall be governed by the law that applies to the contract between the assignor and assignee under the Rome I Regulation. The law governing the assigned or subrogated claim shall determine its assignability, the relationship between the assignee and the debtor, the conditions under which the assignment or subrogation can be invoked against the debtor and whether the debtor’s obligations have been discharged;

6.39.	any provision relating to the payment of interest on interest may not be enforceable pursuant to Article 1154 of the Civil Code; to our knowledge, there exists no published case law in Luxembourg in relation to the recognition of provisions pursuant to which a party agrees to pay to the other party an interest on interest. If a Luxembourg court would have to analyse the validity and enforceability of such provisions, it is in our view likely that it would consider the position taken by the French Cour de Cassation and Belgian, French and Luxembourg legal scholars according to which Article 1154 of the Civil Code is not of international public policy and, therefore, provisions relating to the payment of interest on interest provided for in a foreign law document are not affected by Article 1154 of the Civil Code;

7.	This Opinion speaks as of the date hereof. No obligation is assumed to update this Opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof which may affect this Opinion in any respect.

8.	This Opinion is addressed to you solely for your benefit and solely for the purpose of the Contractual Documents. It is not to be transmitted to any other person, nor to be relied upon by any other person, verified or for any other purpose quoted or referred to in any public document or filed with any governmental agency or other person without our prior written consent. This Opinion is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any agreement or document referred to in the Contractual Documents or otherwise.

9.	This Opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in Luxembourg and registered on list V of lawyers of the Luxembourg bar association.

Yours faithfully,

By and on behalf of Arendt & Medernach SA

[NAME OF PARTNER]

Partner

APPENDIX A – DEFINITIONS

Addressee means each addressee listed in Appendix D.

Articles of Association means the documents listed under items 1 to 8 in Appendix B.

Brussels Ibis Regulation means the Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

Companies means Company 1, Company 2, Company 3, Company 4, Company 5, Company 6, Company 7 and Company 8.

Companies Law means the law of 10 August 1915 regarding commercial companies.

Company 1 means Hanesbrands Finance Luxembourg S.C.A., a société en commandite par actions incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is [in the process of being] registered with the Luxembourg Trade and Companies’ Register [under number B [●].]

Company 2 means Hanes Commercial Europe S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is registered with the Luxembourg Trade and Companies’ Register under number B 111182.

Company 3 means Hanes Global Holdings Luxembourg S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is registered with the Luxembourg Trade and Companies’ Register under number B 202681.

Company 4 means Hanes Global Supply Chain Europe S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is registered with the Luxembourg Trade and Companies’ Register under number B 111221.

Company 5 means Hanes Holdings Lux S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is registered with the Luxembourg Trade and Companies’ Register under number B 111.180.

Company 6 means Hanes IP Europe S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is registered with the Luxembourg Trade and Companies’ Register under number B 111181.

Company 7 means MFB International Holdings S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is registered with the Luxembourg Trade and Companies’ Register under number B 182082.

Company 8 means Hanesbrands GP Luxembourg S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange and which is [in the process of being] registered with the Luxembourg Trade and Companies’ Register under number B [●].

Company 1 Articles of Association means the document listed under item 1 in Appendix B.

Company 2 Articles of Association means the document listed under item 2 in Appendix B.

Company 3 Articles of Association means the document listed under item 3 in Appendix B.

Company 4 Articles of Association means the document listed under item 4 in Appendix B.

Company 5 Articles of Association means the document listed under item 5 in Appendix B.

Company 6 Articles of Association means the document listed under item 6 in Appendix B.

Company 7 Articles of Association means the document listed under item 7 in Appendix B.

Company 8 Articles of Association means the document listed under item 1 in Appendix B.

Company 1 Resolutions means the resolutions listed under item 9 in Appendix B.

Company 2 Resolutions means the resolutions listed under item 10 in Appendix B.

Company 3 Resolutions means the resolutions listed under item 11 in Appendix B.

Company 4 Resolutions means the resolutions listed under item 12 in Appendix B.

Company 5 Resolutions means the resolutions listed under item 13 in Appendix B.

Company 6 Resolutions means the resolutions listed under item 14 in Appendix B.

Company 7 Resolutions means the resolutions listed under item 15 in Appendix B.

Company 8 Resolutions means the resolutions listed under item 16 in Appendix B.

Contractual Documents means the documents listed in Appendix C.

Corporate Documents means the documents listed in Appendix B.

CSSF means the Luxembourg Commission de Surveillance du Secteur Financier.

Documents means the Contractual Documents and the Corporate Documents.

Domiciliation Law means the law of 31 May 1999 regarding the domiciliation of companies.

Financial Sector Law means the law of 5 April 1993 on the financial sector.

Hague Convention means the Hague Convention of 1 July 1985 on the law applicable to trusts and on their recognition, as ratified by and in accordance with the law of 27 July 2003.

Insolvency Regulation means the Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

Law on Business Licences means the law of 2 September 2011 governing the access to the professions of skilled craftsman, trader, manufacturer, as well as to certain liberal professions.

Luxembourg Guarantors mean Company 2, Company 3, Company 4, Company 5, Company 6, Company 7 and Company 8.

Luxembourg Law means the laws of Luxembourg as they stand as at the date hereof and as such laws are currently interpreted in published case law (except if published within the last thirty days) of the courts of Luxembourg or, to the extent this Opinion concerns documents signed prior to this date, the date of their signature and the period to date.

Luxembourg Trade and Companies’ Register means the Registre de Commerce et des Sociétés de Luxembourg.

Mémorial means the Mémorial C, Journal Officiel du Grand-Duché de Luxembourg, Recueil des Sociétés et Associations.

Non-Registration Certificate 1 means the certificate listed under item 16 in Appendix B.

Non-Registration Certificate 2 means the certificate listed under item 17 in Appendix B.

Non-Registration Certificate 3 means the certificate listed under item 18 in Appendix B.

Non-Registration Certificate 4 means the certificate listed under item 19 in Appendix B.

Non-Registration Certificate 5 means the certificate listed under item 20 in Appendix B.

Non-Registration Certificate 6 means the certificate listed under item 21 in Appendix B.

Non-Registration Certificate 7 means the certificate listed under item 22 in Appendix B.

Non-Registration Certificate 8 means the certificate listed under item 17 in Appendix B.

Notes means the [●] Notes (ISIN [●]) issued by Company 1 on [●] in registered form.

Offering Memorandum means the document listed under item 32 in Appendix B.

Opinion means this legal opinion.

Resolutions means collectively the Company 1 Resolutions, the Company 2 Resolutions, the Company 3 Resolutions, the Company 4 Resolutions, the Company 5 Resolutions, the Company 6 Resolutions, the Company 7 Resolutions and the Company 8 Resolutions.

Rome I Regulation means the regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I).

APPENDIX B – CORPORATE DOCUMENTS

1.	A copy of the deed of incorporation of Company 1 dated 13 May 2016.

2.	A copy of the consolidated articles of association of Company 2 dated 31 December 2015.

3.	A copy of the consolidated articles of association of Company 3 dated 31 December 2015.

4.	A copy of the consolidated articles of association of Company 4 dated 31 December 2015.

5.	A copy of the consolidated articles of association of Company 5 dated [1 April 2016].

6.	A copy of the consolidated articles of association of Company 6 dated 31 December 2015.

7.	A copy of the consolidated articles of association of Company 7 dated 14 April 2015.

8.	A copy of the deed of incorporation of Company 8 dated 13 May 2016.

9.	A copy of the signed circular resolutions of the board of managers of Company 8 taken on its own behalf and in its quality as managing general partner of Company 1 taken on [●] May 2016.

10.	A copy of the signed circular resolutions of the board of managers of Company 2 taken on [●] May 2016.

11.	A copy of the signed circular resolutions of the board of managers of Company 3 taken on [●] May 2016.

12.	A copy of the signed circular resolutions of the board of managers of Company 4 taken on [●] May 2016.

13.	A copy of the signed circular resolutions of the board of managers of Company 5 taken on [●] May 2016.

14.	A copy of the signed circular resolutions of the board of managers of Company 6 taken on [●] May 2016.

15.	A copy of the signed circular resolutions of the board of managers of Company 7 taken on [●] May 2016.

16.	[A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated [●] May 2016 and issued by the Luxembourg Trade and Companies’ Register in relation to Company 1.]

17.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated [●] May 2016 and issued by the Luxembourg Trade and Companies’ Register in relation to Company 2.

18.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated [●] May 2016 and issued by the Luxembourg Trade and Companies’ Register in relation to Company 3.

19.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated [●] May 2016 and issued by the Luxembourg Trade and Companies’ Register in relation to Company 4.

20.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated [●] May 2016 and issued by the Luxembourg Trade and Companies’ Register in relation to Company 5.

21.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated [●] May 2016 and issued by the Luxembourg Trade and Companies’ Register in relation to Company 6.

22.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated [●] May 2016 and issued by the Luxembourg Trade and Companies’ Register in relation to Company 7.

23.	[A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated [●] May 2016 and issued by the Luxembourg Trade and Companies’ Register in relation to Company 8.]

24.	An excerpt dated [●] May 2016 from the Luxembourg Trade and Companies’ Register relating to Company 1.

25.	An excerpt dated [●] May 2016 from the Luxembourg Trade and Companies’ Register relating to Company 2.

26.	An excerpt dated [●] May 2016 from the Luxembourg Trade and Companies’ Register relating to Company 3.

27.	An excerpt dated [●] May 2016 from the Luxembourg Trade and Companies’ Register relating to Company 4.

28.	An excerpt dated [●] May 2016 from the Luxembourg Trade and Companies’ Register relating to Company 5.

29.	An excerpt dated [●] May 2016 from the Luxembourg Trade and Companies’ Register relating to Company 6.

30.	An excerpt dated [●] May 2016 from the Luxembourg Trade and Companies’ Register relating to Company 7.

31.	An excerpt dated [●] May 2016 from the Luxembourg Trade and Companies’ Register relating to Company 8.

32.	A copy of the offering memorandum dated [●] May 2016 relating to the issue of the Notes by Company 1.

APPENDIX C – CONTRACTUAL DOCUMENTS

1.	The execution copy of the New York law governed indenture, containing the terms and conditions of the Notes and the terms and conditions of the guarantees dated [●] May 2016 and made between, inter alios, (a) Company 1 as Issuer, (b) the Companies (other than Company 1) as guarantors and the other guarantors party thereto and U.S. Bank Trustees Limited as trustee, as provided to us by email of [●], dated [●] May 2016.

2.	The execution copy of the New York law governed purchase agreement dated [19] May 2016 and made between, inter alios, (a) Company 1 as Issuer, and (b) Barclays Bank PLC as Representative of the Secured Initial Purchasers misted in Schedule II thereto, as provided to us by email of [●], dated [●] May 2016.

APPENDIX D – ADDRESSEE

1.	[name of the addressee], [address of the addressee].

2.	[name of the addressee], [address of the addressee].

ANNEX M

Form of Loyens Loeff Opinion

Draft (2) dated 18 May 2016 Subject to opinion committee approval and subject to the receipt and review of the Opinion Documents
To: Each of the parties listed in Schedule 1 (Opinion addressees)

RE	Dutch law legal opinion – Hanes Netherlands Holding B.V.

REFERENCE	21565237-v5

Amsterdam, ● May 2016,

Dear Sir, Madam,

1	INTRODUCTION

We render this opinion regarding the transactions contemplated by the Opinion Documents.

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter or comprise the documents listed under the capitalised headers of Schedule 2 (Opinion documents).

2.2	In this opinion letter:

Company means Hanes Netherlands Holding B.V., registered with the Trade Register under number 33288831.

Notes means the € [450],000,000 ● % senior unsecured notes due 2024 issued by Hanesbrands Finance Luxembourg S.C.A.

Offering Memoranda means the Preliminary Offering Memorandum and the Final Offering Memorandum.

Opinion Documents means the documents listed in Schedule 2 (Opinion documents).

Relevant Date means the date of the Board Resolution, the date of the Opinion Documents and the date of this opinion letter.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the executed Opinion Documents and electronically transmitted copies of the following documents:

(a)	an excerpt of the registration of the Company in the Trade Register dated 9 May 2016 (the Excerpt);

(b)	the deed of incorporation dated 27 November 1985 (the Deed of Incorporation);

(c)	the articles of association (statuten) of the Company dated 9 February 2016 (the Articles);

(d)	the resolution of the board of managing directors of the Company dated ● May 2016 (the Board Resolution) and including a power of attorney to Ms. M. Joia M. Johnson, Mr. M. Scott Lewis and Mr. Donald F. Cook each acting independently as attorney (the Power of Attorney);

(e)	the preliminary offering memorandum dated 17 May 2016 relating to the Notes (the Preliminary Offering Memorandum); and

(f)	the final offering memorandum, dated ● May 2016 relating to the Notes (the Final Offering Memorandum).

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpt;

(b)	an inquiry by telephone at the bankruptcy clerk’s office (faillissementsgriffie) of the district court Midden-Nederland: location, Regio Gooi en Vechtstreek, the Netherlands, confirming that the Company is not listed in the insolvency register;

(c)	an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register; and

(d)	an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the Annex to Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes.

3.3	We have not reviewed any documents incorporated by reference or referred to in the Opinion Documents (unless included as an Opinion Document and the Offering Memoranda) and therefore our opinions do not extend to such documents.

4	NATURE OF OPINION

4.1	We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws and financial assistance. The terms “the Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2	Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Opinion Documents and on any representations, warranties or other information included in the Opinion Documents and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3	In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4	This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5	This opinion letter is issued by Loyens & Loeff N.V. and may only be relied upon under the express condition that any liability of Loyens & Loeff N.V. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 3 (Assumptions) and the qualifications set out in Schedule 4 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated and is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law.

5.2	Corporate power

The Company has the corporate power to execute the Opinion Documents and to perform its obligations thereunder.

5.3	Due authorisation

The execution by the Company of the Opinion Documents has been duly authorised by all requisite corporate action on the part of the Company.

5.4	Due execution

The Opinion Documents have been duly executed and delivered by the Company.

5.5	No violation of Articles and law

The execution by the Company of the Opinion Documents and the performance by the Company of its obligations thereunder do not result in a violation of the Articles and the provisions of any published law, rule or regulation of general application of the Netherlands which would affect the validity or enforceability of the Opinion Documents.

5.6	Choice of law

The choice of the laws of the State of New York as the law governing the contractual rights and obligations contained in the Opinion Documents is valid and binding under Dutch law.

5.7	Submission to jurisdiction

The submission to the jurisdiction of the U.S. federal courts, the New York state courts in the Borough of Manhattan in the City of New York as provided in the Opinion Documents, is valid and binding upon the Company under Dutch law.

5.8	Enforcement of court decision

In the absence of an applicable treaty between the United States of America and the Netherlands, a judgment rendered by the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York will not be enforced by the courts in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands the claim must be relitigated before a competent Dutch court in accordance with Section 431 of the Dutch Code of Civil Procedure. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (a) that judgment results from proceedings compatible with Dutch concepts of due process, (b) that judgment does not contravene public policy (openbare orde) of the Netherlands, (c) the jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York has been based on an internationally acceptable ground and (d) the judgment by the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands.

5.9	Consents

No approval, authorisation or other action by, or filing with, any Dutch governmental, regulatory or supervisory authority or body, is required in connection with the execution by the Company of the Opinion Documents and the performance by the Company of its obligations thereunder.

5.10	Offering Memorandum

5.10.1	The statements made in the Preliminary Offering Memorandum under the [heading/captions]’ insofar as they purport to describe Dutch law, are materially correct.

5.10.2	The statements made in the Final Offering Memorandum under the [heading/captions]’ insofar as they purport to describe Dutch law, are materially correct.

6	ADDRESSEES

This opinion letter is addressed to you and may only be relied upon by you in connection with the transactions to which the Opinion Documents relate and may not be disclosed to and relied upon by any other person without our prior written consent.

Yours faithfully,
Loyens & Loeff N.V.

Schedule 1

OPINION ADDRESSEES

(1)	Barclays Bank PLC

5 The North Colonnade

Canary Wharf

E 14 YBB London

United Kingdom

as representative of the several initial purchasers listed in Schedule 1 to the Purchase Agreement.

(2)	U.S. Bank Trustees Limited

[● address details to be provided]

Schedule 2

OPINION DOCUMENTS

1	A New York State law governed indenture dated ● May 2016 by and between Hanesbrands Finance Luxembourg S.C.A. as issuer, the Company as guarantor and, the other guarantors party thereto and U.S. Bank Trustees Limited as trustee relating to the Notes; and

2	A New York State law governed purchase agreement dated ● May 2016 by and between Hanesbrands Finance Luxembourg S.C.A. as issuer, the Company as guarantor, the other guarantors party thereto and Barclays Bank PLC, as representative of the several initial purchasers named in schedule 1 thereto relating to the Notes.

Schedule 3

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The information recorded in the Excerpt is true, accurate and complete on the Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

2	Incorporation, existence and corporate power

2.1	The Deed of Incorporation is a valid notarial deed (notariële authentieke akte), the contents thereof are correct and complete and there were no defects in the incorporation process (not appearing on the face of the Deed of Incorporation) for which a court might dissolve the Company.

2.2	The Company has not been dissolved (ontbonden), merged (gefuseerd) involving the Company as disappearing entity, demerged (gesplitst), converted (omgezet), granted a suspension of payments (surseance verleend), subjected to emergency regulations (noodregeling) as provided for in the Act on financial supervision (Wet op het financieel toezicht), declared bankrupt (failliet verklaard), subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of Council Regulation (EC) No 1346/2000 on insolvency proceedings of 29 May 2000, listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt and the Checks).

2.3	The Articles are the articles of association (statuten) of the Company in force on the Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt).

3	Corporate authorisations

3.1	The Board Resolution (a) correctly reflects the resolutions made by the board of managing directors of the Company in respect of the transactions contemplated by the Opinion Documents, (b) has been made with due observance of the Articles and any applicable by-laws and (c) is in full force and effect.

3.2	No member of the board of managing directors of the Company has a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the entering into the Opinion Documents (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

3.3	The general meeting of the Company has not subjected any resolutions of the board of managing directors of the Company to its approval pursuant to the Articles (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

3.4	The Board Resolution does not conflict with any instruction given by the general meeting of the Company to the board of managing directors of the Company which precludes the Company from entering into the Opinion Documents (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

3.5	The Company has not established, has not been requested to establish, nor is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the transactions contemplated by the Opinion Documents (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

4	Execution

4.1	The Opinion Documents have been signed on behalf of the Company by Mr. Marcel Nardelli or Mr. Marcel Nardelli and Ms. Danièle Burger- Godet acting jointly or Ms. Joia M. Johnson, Mr. M. Scott Lewis or Mr. Donald F. Cook. [Note to Opinion Addressee: this assumption will be deleted if the names of the signatories appear below their signature(s).]

4.2	The Power of Attorney is in full force and effect on the date of the Opinion Documents.

5	Other parties

5.1	Each party to the Opinion Documents, other than the Company, is validly existing under the laws by which it is purported to be governed.

5.2	Each party to the Opinion Documents, other than the Company, has all requisite power or capacity (corporate and otherwise) to execute and to perform its obligations under the Opinion Documents and the Opinion Documents have been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company.

6	Validity

Under any applicable laws (other than Dutch law):

(a)	the Opinion Documents constitute the legal, valid and binding obligations of the parties thereto, and are enforceable against those parties in accordance with their terms; and

(b)	the choice of law and submission to jurisdiction made in the Opinion Documents is valid and binding.

7	Regulatory

The Company does not use inside information (voorwetenschap), within the meaning of Section 5:53 (1) of the Act on financial supervision (Wet op het financieel toezicht) on the date of the execution of the Opinion Documents or on the date of the performance of its obligations thereunder or on the date of the issuance of the Notes.

Schedule 4

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio Pauliana), and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Enforceability

2.1	The applicable law of an agreement governs the legality, validity and enforceability of an agreement. Subject to the legality, validity and enforceability under the applicable law, as a result of the due execution of an agreement by a Dutch person, the obligations contained in such agreement become binding upon and enforceable against such Dutch person.

2.2	A Dutch legal entity may invoke the nullity of a transaction if the transaction does not fall within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction falls within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.

3	Powers of attorney

3.1	Under Dutch law, each power of attorney or mandate included in the Opinion Documents, whether or not irrevocable, will terminate by force of law without notice, upon bankruptcy (faillissement), and will cease to be effective in case of a suspension of payments (surseance van betaling) of the Company or in the event of the Company being subjected to emergency regulations (noodregeling).

3.2	Under Dutch law, a power of attorney can be made irrevocable, provided that the scope of the power of attorney concerns legal acts which are in the interest of the attorney or a third party. A power of attorney does not affect the authority of the principal to perform actions within the scope of such power of attorney itself.

4	Dutch court proceedings

4.1	Pursuant to the EC Regulation of 17 June 2008 on the law applicable to contractual obligations (Rome I) and subject to the limitations of Rome I, a Dutch court may apply provisions of law other than the law chosen by the parties.

4.2	Notwithstanding any provision to the contrary, a Dutch competent court may assume jurisdiction in summary proceedings (kort geding) if provisional measures are required in view of the interest of the parties. A Dutch court has the power or obligation to stay proceedings or decline jurisdiction if prior concurrent proceedings have been brought elsewhere.

4.3	Under Dutch law specific performance may not always be available.

4.4	Any provision in an agreement permitting concurrent proceedings to be brought in different jurisdictions may not be enforceable.

4.5	It is uncertain under Dutch law whether upon the enforcement of a money judgment expressed in a non-Dutch currency against assets situated in the Netherlands by way of an enforcement sale (executoriale verkoop), proceeds can be obtained in such non-Dutch currency.

4.6	If an action is instituted in the Netherlands for payment of a sum of money expressed in a non-Dutch currency, the claimant has the option to request a Dutch court to render judgment either in the lawful currency of the Netherlands or such non-Dutch currency. An enforceable judgment in a non-Dutch currency may be enforced in the Netherlands either in such non-Dutch currency or, if enforcement purposes would so require, in the lawful currency of the Netherlands. In either case, the applicable rate of exchange is the rate of exchange at which the claimant can purchase the sum payable in the non-Dutch currency without delay.

5	Regulatory

5.1	A person residing in the Netherlands may be designated by the Dutch Central Bank pursuant to the Act on financial foreign relations 1994 (Wet financiële betrekkingen buitenland 1994), and if so designated, it has to file reports with the Dutch Central Bank for the benefit of the composition of the balance of payments for the Netherlands by the Dutch Central Bank. Failure to observe these requirements does however not affect the enforceability of the obligations of such person.

5.2	Pursuant to Dutch case law, the answer to the question whether or not a prospectus is misleading towards one or more investors does not solely depend on the information contained in the prospectus. All other relevant circumstances should also be taken into account, such as but not limited to the background of the investor (e.g. whether or not such investor is deemed to be a professional investor), the own investigation made by such investor, and any specific or particular knowledge of such investor at the time of the investment decision. Investors may have been provided, or given access to, certain information regarding the business of the issuing company which we are not familiar with or which may not have been reviewed by us.